        As filed with the Securities and Exchange Commission on January 17, 2008
                                                              File No. 811-21824


================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM N-1A

       REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940 |X|

                               Amendment No. 3 [X]

                                   ----------

                      MOUNT VERNON SECURITIES LENDING TRUST
               (Exact Name of Registrant as Specified in Charter)

                 800 Nicollet Mall, Minneapolis, Minnesota 55402
               (Address of Principal Executive Offices) (Zip Code)

                                 (612) 303-7987
              (Registrant's Telephone Number, Including Area Code)

                                   ----------

                                Richard J. Ertel
                               Assistant Secretary
                          800 Nicollet Mall, BC-MN-H05F
                          Minneapolis, Minnesota 55402
                     (Name and Address of Agent for Service)

                                   ----------

EXPLANATORY NOTE

     This Registration Statement on Form N-1A has been filed by the Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended (the "1940 Act"). However, beneficial interests in the Registrant are not registered under the Securities Act of 1933 (the "1933 Act") because such interests are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Registrant may only be made by "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, within the meaning of the 1933 Act, any beneficial interests in the Registrant.

     This Registration Statement has been prepared as a single document consisting of Parts A, B and C, none of which is to be used or distributed as a stand alone document.

================================================================================

                                     PART A

                      MOUNT VERNON SECURITIES LENDING TRUST


                                JANUARY 17, 2008


ITEM 1. FRONT AND BACK COVER PAGES

     Not Applicable.

ITEM 2. RISK/RETURN SUMMARY: INVESTMENTS, RISKS AND PERFORMANCE

     Not Applicable.

ITEM 3. RISK/RETURN SUMMARY: FEE TABLE

     Not Applicable.

ITEM 4. INVESTMENT OBJECTIVES, PRINCIPAL INVESTMENT STRATEGIES, RELATED RISKS, AND DISCLOSURE OF PORTFOLIO HOLDINGS

     U.S. Bank National Association ("U.S. Bank") has established a securities lending program for its clients. FAF Advisors, Inc. ("FAF" and/or the "Advisor"), a wholly owned subsidiary of U.S. Bank, administers the securities lending program. Each client that participates in the securities lending program as a lender ("Lender") enters into a securities lending authorization agreement ("Lending Agreement") with U.S. Bank. Under the Lending Agreement, U.S. Bank is permitted to delegate administration of the securities lending program (the "Lending Program") to affiliates including FAF, thereby empowering FAF with the duties described in the Lending Agreement, specifically the authority to invest the cash collateral securing loans of securities of each Lender. The Mount Vernon Securities Lending Trust (the "Trust") has been established for the investment of cash collateral on behalf of Lenders participating in the Lending Program.

     The Trust has established two series of shares of beneficial interest representing interests in two separate portfolios: Mount Vernon Securities Lending Prime Portfolio ("Prime Portfolio") and Mount Vernon Securities Lending Short-Term Bond Portfolio ("Short-Term Bond Portfolio") (each a "Portfolio" and collectively the "Portfolios"). FAF serves as the investment advisor for each of the Trust's Portfolios.

     The investment objectives, principal strategies and risks of each Portfolio are described below. The investment objective of a Portfolio may be changed at any time by the Board of

Trustees of the Trust upon at least 30 days prior written notice to shareholders of that Portfolio. See the Statement of Additional Information for a description of each Portfolio's investment restrictions.

OBJECTIVES AND STRATEGIES

Prime Portfolio

     The Prime Portfolio seeks to:

     - maximize current income to the extent consistent with the preservation of capital and liquidity; and

     - maintain a stable $1.00 per share NAV by investing in dollar-denominated securities with remaining maturities of 397 calendar days or less.

     This Portfolio principally invests in the following high-quality U.S. dollar-denominated instruments:

     - securities issued or backed by the U.S. Government or its agencies or instrumentalities ("U.S. Government Securities");

     - instruments of U.S. and foreign banks, including certificates of deposit, bankers' acceptances and time deposits (including Eurodollar certificates of deposit, Eurodollar time deposits and Yankee certificates of deposit);

     - corporate debt obligations, including commercial paper of U.S. and foreign companies;

     -    money market funds;

     -    variable amount master demand notes;

     - debt obligations of foreign governments and foreign government subdivisions and their agencies and instrumentalities and supranational organizations;

     -    repurchase agreements;

     -    loan participation interests;

     -    funding agreements;

     -    mortgage-backed securities;

     -    asset-backed securities; and

     -    floating-rate notes, medium term notes and master term notes.

     All investments will qualify as "eligible securities" within the meaning of Rule 2a-7. Eligible securities means they are U.S. dollar-denominated high quality securities which have been determined by the Advisor to present minimal credit risk and are rated in one of the two highest rating categories by one or more nationally-recognized statistical ratings organizations or are deemed by the Advisor to be of comparable quality to securities having such ratings. Prime Portfolio seeks to maintain a stable NAV per share of $1.00 by valuing its portfolio using the amortized cost method and will comply with the requirements of Rule 2a-7.

Short-Term Bond Portfolio

     Short-Term Bond Portfolio will seek to maximize current income to the extent consistent with the preservation of capital and liquidity.

     The Short-Term Bond Portfolio is not a money market fund. Accordingly, the investment return and principal value of an investment in Short-Term Bond Portfolio will fluctuate and a shareholder's shares, when redeemed, may be worth more or less than their original cost.

     Under normal market conditions the Short-Term Bond Portfolio attempts to meet its investment objective by investing primarily at least 80% of its net assets plus the amount of any borrowings for investment purposes in fixed-income securities. The Short-Term Bond Portfolio shall provide shareholders with at least 60 days' written notice of any change to this policy.

     This Portfolio will principally invest in:

     - U.S. dollar-denominated instruments in which the Prime Portfolio may invest; and

     - U.S. dollar-denominated corporate, governmental and supranational debt obligations with maturities in excess of 397 calendar days.

     The Short-Term Bond Portfolio may invest in forward contracts, futures, options, swap agreements and other derivative contracts for the purpose of modifying the average duration of its portfolio and creating synthetic floating-rate securities.

     At the time of purchase, the maximum maturity of any security will not exceed three years. The weighted average maturity of the Short-Term Bond Portfolio, determined in accordance with Rule 2a-7(d), will be managed to be between one and 120 days.

     At the time of purchase, (i) all securities with remaining maturities of 397 calendar days or less will qualify as "first tier securities" within the meaning of Rule 2a-7(a) (6); and (ii) all securities with remaining maturities in excess of 397 calendar days will (a) be rated "A" or better by at least two nationally recognized statistical rating organizations ("NRSRO"), or (b) if rated by only one NRSRO, be rated "A" or better by such NRSRO, or (c) if unrated, be determined by the Advisor to be of comparable quality.

     The Short-Term Bond Portfolio will not seek to maintain a stable NAV per share by means of the amortized cost method of valuation. By managing the average duration, however, the Advisor will seek to minimize fluctuations in the value of the Portfolio. Securities with maturities of 60 days or less will be valued based using the amortized cost method. The value of all other securities will be determined based upon market value or, in the absence of market value, at fair value as determined by the Board of Trustees of the Trust.

TEMPORARY DEFENSIVE POSITION

     In an attempt to respond to adverse market conditions, economic, political, or other conditions, the Short-Term Bond Portfolio may temporarily invest without limit in cash and in U.S. dollar-denominated high-quality money market instruments and other short-term securities. These investments may result in a lower yield than would be available from investments with a lower quality or longer term and may prevent the Short-Term Bond Portfolio from achieving its investment objectives.

DESCRIPTION OF PRINCIPAL SECURITY TYPES

     Below is information about each Portfolio's principal investments. Each Portfolio may also use strategies and invest in securities as described in the Statement of Additional Information.

     U.S. Government Securities.

     Repurchase Agreements.

     Loan Participation Interests.

     Funding Agreements.

     Variable and Floating Rate Instruments.

     Commercial Paper.

     Eligible Derivative Instruments (Short-Term Bond Portfolio Only).

     When-Issued Transactions.

     Money Market Funds.

     Forward Commitments.

     Mortgage-Related Pass-Through Securities.

     Zero Coupon Securities.

     Eurodollar Certificates of Deposit ("ECDs"), Eurodollar Time Deposits ("ETDs") and Yankee Certificates of Deposit ("YCDs").

RISK FACTORS

     The Portfolios are subject to the following principal risks:

     - Debt securities typically decrease in value when interest rates rise. This risk is usually greater for longer-term debt securities. Effective maturity and effective duration are measures of the Portfolios' interest rate risk.

     - A default on a security or repurchase agreement held by a Portfolio could cause the value of your investment to decline.

     - The level of income you receive from a Portfolio will be affected by movements in short-term interest rates.

     - Foreign securities in which the Portfolios invest, although U.S. dollar denominated, may present some additional risk. Political or social instability, or diplomatic developments could adversely affect the securities. There is also the risk of possible withholding taxes, seizure of foreign deposits, currency controls, interest limitations, or other governmental restrictions that might affect the payment of principal or interest on securities owned by the Portfolios. In addition, there may be less public information available about foreign corporations and foreign banks and their branches.

     - During periods of falling interest rates, a debt securities issuer may "call" - or repay - its high-yielding debt securities before their maturity date. The Portfolios would then be forced to invest the unanticipated proceeds at lower interest rates, resulting in a decline in the Portfolios' income.

     - An issuer of debt securities may not make timely principal or interest payments on its securities, or the other party to a contract may default on its obligations.

     - When interest rates fall, the value of variable and floating rate securities may appreciate less than comparable fixed-income securities.

     - Different risks than those associated with the obligations of domestic banks may exist for ECDs, ETDs and YCDs because securities of foreign issuers, even when publicly traded in the United States may involve risks not associated with the securities of domestic issuers, including the risks of political or social instability, or diplomatic developments that could adversely affect the securities. There is also the risk of possible withholding taxes, seizure of foreign deposits, currency controls, interest limitations, or other governmental restrictions that might affect the payment of principal or interest on securities owned by the Portfolios. In addition, there may be less public information available about foreign corporations and foreign banks and their branches.

     - An investment in a Portfolio is not a deposit of U.S. Bank or any other bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

     - Although the Prime Portfolio seeks to preserve a stable NAV of $1.00 per share, it is possible that an investor may lose money by investing in the Portfolio. For example, a major change in interest rates or a default on a security or a repurchase agreement could cause the value of an investment in the Portfolio to decline.

     - It is possible that an investor may lose money by investing in the in the Short-Term Bond Portfolio. For example, a major change in interest rates or a default on a security or a repurchase agreement could cause the value of an investment in the Portfolio to decline.

     - The Prime Portfolio may invest more than 25% of its assets in the banking industry. Concentrating in the banking industry may involve additional risks. Banks are subject to extensive government regulation. They largely depend on the availability and cost of capital funds for their profitability, which can change significantly when interest rates change.

     - The market value of zero-coupons generally is more sensitive to changes in interest rates.

     - To the extent the Portfolios invest in money market funds advised by another investment advisor, Lenders will bear both proportionate share of the expense in the Portfolio and indirectly, the expenses of such other money market fund.

     - The Portfolios invest in mortgage and asset-backed securities. Falling interest rates could cause faster than expected prepayments of obligations underlying those securities, which would likely be reinvested in securities with lower interest rates. On the other hand, rising interest rates could cause prepayments of the obligations to decrease, extending the life of mortgage and asset-backed securities with lower payment rates.

     - To the extent the Short-Term Bond Portfolio invests in derivative instruments, it will recognize a loss in connection with its use of derivatives if interest rates, indices, or securities prices do not move in the direction anticipated by the Portfolio's Advisor when entering into the derivative instruments.

     - The Portfolios are actively managed and their performance therefore will reflect in part the Advisor's ability to make investment decisions that are suited to achieving the Portfolios' investment objective. Due to their active management, the Portfolios could underperform other mutual funds with similar investment objectives.

DISCLOSURE OF PORTFOLIO HOLDINGS

     A description of the Portfolios' policies and procedures with respect to the disclosure of each Portfolio's portfolio securities is available in the Portfolios' Statement of Additional Information.

ITEM 5. MANAGEMENT, ORGANIZATION, AND CAPITAL STRUCTURE

THE ADVISOR


     FAF is the Portfolios' investment advisor. FAF provides investment management services to individuals and institutions, including corporations, foundations, pensions, and retirement plans. As of September 30, 2007, FAF had more than $102 billion in assets under management, including registered investment company assets of more than $86 billion. As investment advisor, FAF manages the Portfolios' business and investment activities, subject to the authority of the Trust's Board of Trustees.


     FAF does not charge an investment advisory fee for its investment advisory services to the Trust's Portfolios.

     The Advisor is located at 800 Nicollet Mall, Minneapolis, Minnesota 55402.

THE ADMINISTRATOR

     FAF provides administrative services to the Portfolios. These services include general administrative, accounting and transfer agent services and certain other services. The Administrator receives total fees, on an annual basis, equal to 0.02% of the aggregate average daily net assets of the Portfolios and bears all of the Portfolios' other expenses, except for brokerage commissions and other expenditures in connection with the purchase and sale of portfolio securities, interest expense and subject to the specific approval of a majority of the Trustees who are not interested persons of the Trust, taxes and extraordinary expenses.

THE CUSTODIAN

     The assets of the Trust are custodied by U.S. Bank.

PORTFOLIO MANAGEMENT

     The Prime Portfolio is managed by a team of persons associated with FAF.

     The Short-Term Bond Portfolio is managed by Emil C. Busse, Jr., Managing Director, Head of Securities Lending. Mr. Busse joined FAF in 1990 to develop and implement the Lending Program. Prior to joining FAF, Mr. Busse managed the securities lending program at Norwest Bank. His experience also includes developing and implementing the securities lending program at Bankers Trust Company in New York in 1975. Mr. Busse began working in the financial industry in 1969.

SHARES OF THE TRUST

     Shares of the Trust are not registered under the 1933 Act or the securities law of any state and are sold in reliance upon an exemption from registration. Shares may not be transferred or resold without registration under the 1933 Act, except pursuant to an exemption from registration.

ITEM 6. SHAREHOLDER INFORMATION

PRICING, PURCHASE AND REDEMPTION OF PORTFOLIO SHARES

     Shares of each Portfolio are only offered to, and may only be held by, Lenders in the Lending Program.

     Shares of the Prime Portfolio and Short-Term Bond Portfolio are available for purchase or redemption each day on which the Federal Reserve Bank is open for business, except for Good Friday ("Business Day"). All shares of the Portfolios are purchased and redeemed at the NAV per share of the Portfolio next calculated after the purchase is communicated to the Trust's transfer agent and determined to be in good order. FAF, in administering U.S. Bank's securities lending agent duties for a Lender, will affect all purchases and redemptions on behalf of a Lender.

     The NAV of the Portfolios will be calculated at 4:30 p.m. Eastern time on each Business Day.

     A Portfolio's NAV is equal to the market value of its investments and other assets, less any liabilities, divided by the number of Portfolio shares. Security valuations for the Portfolios' investments are furnished by one or more independent pricing services that have been approved by the Trust's Board of Trustees. If market prices are not readily available for an investment or if the Advisor believes they are unreliable, fair value prices may be determined in good faith using procedures approved by the Trust's Board of Trustees. Under these procedures, fair values are generally determined by a pricing committee and reported to the Board of Trustees on a quarterly basis. Additionally, the Portfolios may rely on the recommendations of a fair value pricing service approved by the Trust's Board of Trustees in valuing ECD's, ETD's and YCD's. The types of securities for which such fair value pricing might be required include, but are not limited to:

     - Securities, including securities traded in foreign markets, where an event occurs after the close of the market in which such security principally trades, but before NAV is determined, that will affect the value of such security, or the closing value is otherwise deemed unreliable;

     -    Securities whose trading has been halted or suspended;

     - Fixed-income securities that have gone into default and for which there is no current market value quotation; and

     - Securities with limited liquidity, including certain high yield securities and securities that are restricted as to transfer or resale.

     The Prime Portfolio will seek to maintain a stable NAV of $1.00 by valuing its respective investment portfolios using the amortized cost method and will comply with the requirements of Rule 2a-7 under the 1940 Act.

     The Short-Term Bond Portfolio will not seek to maintain a stable NAV by means of the amortized cost method of valuation. However, the Advisor will seek to minimize fluctuations in the value of the Portfolio by managing the average duration. Securities with maturities of 60 days or less will be valued based upon the amortized cost method. The value of all other securities will be determined based upon market value or, in the absence of market value, at fair value as determined pursuant to procedures adopted by the Board of Trustees of the Trust.

     Redemptions will be paid in cash unless the Trustees determine that conditions exist that make payment wholly in cash unwise or undesirable. If such a determination is made by the Trustees, the Trust may, subject to the requirements of the 1940 Act, pay redemptions entirely or partially in securities.

     In accordance with certain federal regulations, the Trust is required to obtain, verify and record information that identifies each entity that applies to open an account. For this reason, when an account is opened (or ownership is changed), the Trust will request certain information, including name, address and taxpayer identification number which will be used to verify identity. If sufficient information is not available to verify identity, the Trust will not open an account. As required by law, the Trust may employ various procedures, such as comparing information to fraud databases or requesting additional information and documentation, to ensure that the information supplied is correct. The Trust reserves the right to reject any purchase for any reason, including failure to provide the Trust with information necessary to confirm identity as required by law.

DIVIDENDS AND DISTRIBUTIONS

     Dividends on shares of each Portfolio will be declared daily and paid monthly from net investment income. Dividends will be processed pursuant to the securities lending authorization agreement between the Lender and FAF. Distributions from net short- and long-term capital gains, if any, will be made at least annually. Generally, distributions will be declared and paid in December, if required for a Portfolio to avoid imposition of a federal excise tax on undistributed income and capital gains. The Portfolios do not expect to realize any material long-term capital gains or losses.

     A shareholder's right to receive dividends and distributions with respect to shares purchased commences on the effective date of the purchase of such shares and continues through the day immediately preceding the effective date of redemption of such shares.

EXCESSIVE TRADING OF PORTFOLIO SHARES

     The Board of Trustees of the Trust has not adopted market timing policies and procedures applicable to the Portfolios. The Board of Trustees has evaluated the risks of market timing activities by the Portfolios' shareholders and has determined that due to the (i) Prime Portfolio's attempts to maintain a stable NAV, (ii) nature of the Portfolios' portfolio holdings, (iii) nature of the Portfolios' shareholders, (iv) inability of the Portfolios' shareholders to exchange into other mutual funds, and (v) inability of the Portfolios' shareholders to direct transactions because purchases and redemptions are made as securities are lent and returned, it is unlikely that (a) market timing would be attempted by the Portfolios' shareholders or (b) any attempts to market time the Portfolios by shareholders would result in a negative impact to the Portfolios or their shareholders.

TAX CONSEQUENCES

     Dividends from net investment income and distributions of net short-term capital gains are taxable to shareholders as ordinary income under federal income tax laws and are not expected to be eligible for the long-term capital gain tax rate applicable to certain qualified dividend income. Distributions from net long-term capital gains are taxable as long-term capital gains regardless of the length of time a shareholder has held such shares. Dividends and distributions are taxable whether they are paid in cash or in additional shares.

     Under federal law, the income derived from U.S. Government Securities is exempt from state income taxes. All states that tax personal income permit mutual funds to pass this tax exemption through to their shareholders under certain circumstances. Income from repurchase agreements in which the underlying securities are U.S. Government Securities does not receive this exempt treatment.

     Shareholders will be notified after the end of each calendar year of the amount of income dividends and net capital gains distributed and the percentage of a Portfolio's income attributable to U.S. Government Securities. Each Portfolio is required to withhold 28% of all taxable dividends, distributions and (except in the case of the Prime Portfolio if it maintains a constant NAV per share) redemption proceeds payable to any non-corporate shareholder that does not provide the Portfolio with its correct taxpayer identification number or certification that the shareholder is not subject to backup withholding.

     The foregoing discussion is only a summary of certain federal income tax issues generally affecting each Portfolio and its shareholders. Circumstances among investors may vary and each investor should discuss the tax consequences of an investment in a Portfolio with a tax advisor.

ITEM 7. DISTRIBUTION ARRANGEMENTS

     Shares of the Portfolios are being offered to Lenders in connection with the Lending Program. Shares of each Portfolio are sold on a private placement basis in accordance with Regulation D under the 1933 Act. Shares of the Trust are sold directly by the Trust without a distributor and are not subject to a sales load or redemption fee. Assets of the Portfolios are not subject to Rule 12b-1 fees.

ITEM 8. FINANCIAL HIGHLIGHTS INFORMATION

     Not Applicable.

                                     PART B

ITEM 9. COVER PAGE AND TABLE OF CONTENTS

                      MOUNT VERNON SECURITIES LENDING TRUST

                 MOUNT VERNON SECURITIES LENDING PRIME PORTFOLIO
            MOUNT VERNON SECURITIES LENDING SHORT-TERM BOND PORTFOLIO

                                   ----------

                                800 NICOLLET MALL
                          MINNEAPOLIS, MINNESOTA 55402
                              PHONE: (612) 303-3435

                                   ----------

                       STATEMENT OF ADDITIONAL INFORMATION


                                JANUARY 17, 2008



     This Statement of Additional Information (the "SAI") supplements the information contained in Part A of the Trust's Registration Statement dated January 17, 2008 concerning the Mount Vernon Securities Lending Trust (the "Trust") and the Mount Vernon Securities Lending Prime Portfolio ("Prime Portfolio") and the Mount Vernon Securities Lending Short-Term Bond Portfolio ("Short-Term Bond Portfolio") (each a "Portfolio" and collectively the "Portfolios"). This SAI is not a prospectus and should be read in conjunction with Part A of the Trust's Registration Statement, which may be obtained by telephoning or writing the Trust at the number or address shown above.


     The Trust's financial statements for the fiscal year ended December 31, 2006, including the independent registered public accounting firm's report thereon, are included in the Trust's annual report, which was filed with the Securities and Exchange Commission (the "SEC") on March 9, 2007, and is incorporated into this SAI by reference. A copy of the annual report is available, without charge, upon request, by calling the number shown above.

                                TABLE OF CONTENTS


Trust History .............................................................   15

Description of the Trust and its Investments and Risks.....................   15

Management of the Trust....................................................   28

Control Persons and Principal Holders of Securities........................   37

Investment Advisory and Other Services.....................................   38

Portfolio Managers ........................................................   40

Brokerage Allocation and Other Practices...................................   42

Capital Stock and Other Securities.........................................   44

Purchase, Redemption and Pricing of Shares.................................   45

Taxation...................................................................   47

Underwriters...............................................................   48

Calculation of Performance Data............................................   49

Financial Statements.......................................................   49

Appendix A - Ratings of Debt Instruments...................................   50

Appendix B - Proxy Voting Policies.........................................   57

ITEM 10. TRUST HISTORY

     The Trust was organized in the State of Delaware on August 18, 2005. The Trust is organized as a series fund and currently issues its shares in two series. Each series of shares represents a separate investment portfolio with its own investment objective and policies. The series to which this SAI relates are named on the cover. These series are referred to in this SAI as the "Portfolios."

ITEM 11. DESCRIPTION OF THE TRUST AND ITS INVESTMENTS AND RISKS

     Each Portfolio of the Trust is an open-end, diversified management investment company. Each series of the Trust is diversified as defined in the Investment Company Act of 1940, as amended (the "1940 Act").

INVESTMENT POLICIES

     The investment policies described below (i) reflect the investment practices of the Portfolios, (ii) are not fundamental, and (iii) may be changed by the Board of Trustees of the Trust without shareholder approval. To the extent consistent with each Portfolio's investment objective and other stated policies and restrictions, and unless otherwise indicated, each Portfolio may invest in the following instruments and may use the following investment techniques:

     ASSET-BACKED SECURITIES. The Portfolios may invest in asset-backed securities that generally constitute interests in, or obligations secured by, a pool of receivables other than mortgage loans, such as automobile loans and leases, credit card receivables, home equity loans and trade receivables. Asset-backed securities generally are issued by a private special-purpose entity. Their ratings and creditworthiness typically depend on the legal insulation of the issuer and transaction from the consequences of a sponsoring entity's bankruptcy, as well as on the credit quality of the underlying receivables and the amount and credit quality of any third-party credit enhancement supporting the underlying receivables or the asset-backed securities. Asset-backed securities and their underlying receivables generally are not issued or guaranteed by any governmental entity.


     DEFAULTED SECURITIES. In the event of a default and subsequent restructuring of an asset-backed or mortgage-backed security owned by the Short-Term Bond Portfolio, the Short-Term Bond Portfolio may receive in the restructuring an equity interest in a limited liability company, partnership, trust or similar entity the assets of which consist of the securities which had collateralized such asset-backed or mortgage-backed security. Although characterized as an equity security, such an interest provides exposure to the underlying debt securities and may be retained by the Short-Term Bond Portfolio.


     FUNDING AGREEMENTS. The Portfolios may invest in funding agreements that are contracts issued by insurance companies that guarantee a return of principal, plus some amount of interest. When purchased by the Portfolios, the funding agreements will typically be short-term and provide an adjustable rate of interest.

     ILLIQUID SECURITIES. The Prime Portfolio will not invest more than 10% of its net assets and the Short-Term Bond Portfolio will not invest more than 15% of its net assets in illiquid securities or securities that are not readily marketable, including repurchase agreements and time deposits of more than seven days' duration. The absence of a regular trading market for securities imposes additional risks on investments in these securities. Illiquid securities may be difficult to value and may often be disposed of only after considerable expense and delay.

     LOAN PARTICIPATION INTERESTS. The Portfolios may invest in loan participation interests as a principal investment strategy. A loan participation interest represents a pro rata undivided interest in an underlying bank loan. Participation interests, like the underlying loans, may have fixed, floating, or variable rates of interest. The bank selling a participation interest generally acts as a mere conduit between its borrower and the purchasers of interests in the loan. The purchaser of an interest (for example, a Portfolio) generally does not have recourse against the bank in the event of a default on the underlying loan. Therefore, the credit risk associated with such instruments is governed by the creditworthiness of the underlying borrowers and not by the banks selling the interests. If a Portfolio invests in loan participation interests that can be sold within a seven-day period, the interests are deemed by the Advisor to be liquid investments. If a Portfolio invests in loan participation interests that are restricted from being sold within a seven-day period, the interests are deemed by the Advisor to be illiquid investments and therefore subject to the Portfolio's non-fundamental policy limiting investments in illiquid securities to not more than 10% of net assets.

     MONEY MARKET FUNDS. Each of the Portfolios may invest, to the extent permitted by the 1940 Act and applicable exemptive relief orders, in securities issued by other money market funds, provided that the permitted investments of such other money market funds constitute permitted investments of the investing Portfolio. As a shareholder of another investment company, a Portfolio would bear, along with other shareholders, its pro rata portion of that company's expenses, including advisory fees. These expenses would be in addition to the fees that the Portfolio bears directly in connection with its own operations. Investment companies in which the Portfolios may invest may also impose a sales or distribution charge in connection with the purchase or redemption of their shares and other types of commissions or charges. Such charges will be payable by the Portfolios and, therefore, will be borne indirectly by their shareholders.

     MORTGAGE-RELATED PASS-THROUGH SECURITIES. The Portfolios may invest in mortgage-related pass-through securities. Mortgage pass-through certificates are issued by governmental, government-related and private organizations and are backed by pools of mortgage loans. These mortgage loans are made by savings and loan associations, mortgage bankers, commercial banks and other lenders to residential home buyers throughout the United States. The securities are "pass-through" securities because they provide investors with monthly payments of principal and interest that, in effect, are a "pass-through" of the monthly payments made by the individual borrowers on the underlying mortgage loans, net of any fees paid to the issuer or guarantor of the pass-through certificates. The principal governmental issuer of such securities is the Government National Mortgage Association ("GNMA"), which is a wholly-owned U.S. Government corporation within the Department of Housing and Urban Development. Government-related issuers include the Federal Home Loan Mortgage Corporation ("FHLMC"), a corporate instrumentality of the United States created pursuant to an act of Congress, which is owned entirely by the Federal Home Loan Bank, and the Federal National Mortgage Association ("FNMA"), which is a government sponsored corporation owned entirely by private stockholders. Commercial banks, savings and loan associations, private mortgage insurance companies, mortgage bankers and other secondary market issuers also create pass-through pools of conventional residential mortgage loans. Such issuers may be the originators of the underlying mortgage loans as well as the guarantors of the mortgage-related securities.

     GNMA MORTGAGE PASS-THROUGH CERTIFICATES ("GINNIE MAES"). Ginnie Maes represent an undivided interest in a pool of mortgage loans that are insured by the Federal Housing Administration or the Farmers Home Administration or are guaranteed by the Veterans Administration. Ginnie Maes entitle the holder to receive all payments (including prepayments) of principal and interest owed by the individual mortgagors, net of fees paid to GNMA and to the issuer that assembles the loan pool and passes through the monthly mortgage payments to the certificate holders (typically, a mortgage banking firm), regardless of whether the individual mortgagor actually makes the payment. Because payments are made to certificate holders regardless of whether payments are actually received on the underlying loan, Ginnie Maes are of the "modified pass-through" mortgage certificate type. GNMA is authorized to guarantee the timely payment of principal and interest on the Ginnie Maes because securities are backed by an eligible pool of mortgage loans. The GNMA guaranty is backed by the full faith and credit of the United States, and GNMA has unlimited authority to borrow funds from the U.S. Treasury to make payments under the guaranty. The market for Ginnie Maes is highly liquid because of the size of the market and the active participation in the secondary market by securities dealers and a variety of investors.

     FHLMC MORTGAGE PARTICIPATION CERTIFICATES ("FREDDIE MACS"). Freddie Macs represent interests in groups of specified first lien residential conventional mortgage loans underwritten and owned by FHLMC. Freddie Macs entitle the holder to timely payment of interest, which is guaranteed by FHLMC. FHLMC guarantees either ultimate collection or timely payment of all principal payments on the underlying mortgage loans. In cases where FHLMC has not guaranteed timely payment of principal, FHLMC may remit the amount due on account of its guarantee of ultimate payment of principal at any time after default on an underlying loan, but in no event later than one year after it becomes payable. Freddie Macs are not guaranteed by the United States or by any of the Federal Home Loan Banks and do not constitute a debt or obligation of the United States or of any Federal Home Loan Bank. The secondary market for Freddie Macs is highly liquid because of the size of the market and the active participation in the secondary market by FHLMC, securities dealers and a variety of investors.

     FNMA GUARANTEED MORTGAGE PASS-THROUGH CERTIFICATES ("FANNIE MAES"). Fannie Maes represent an undivided interest in a pool of conventional mortgage loans secured by first mortgages or deeds of trust, on one-family to four-family residential properties. FNMA is obligated to distribute scheduled monthly installments of principal and interest on the loans in the pool, whether or not received, plus full principal of any foreclosed or otherwise liquidated loans. The obligation of FNMA under its guaranty is solely the obligation of FNMA and is neither backed by, nor entitled to, the full faith and credit of the United States.

     The market value of mortgage-related securities depends on, among other things, the level of interest rates, the certificates' coupon rates and the payment history of the underlying borrowers.

     Although the mortgage loans in a pool underlying a mortgage pass-through certificate will have maturities of up to 30 years, the average life of a mortgage pass-through certificate will be substantially less because the loans will be subject to normal principal amortization and also may be prepaid prior to maturity. Prepayment rates vary widely and may be affected by changes in mortgage interest rates. In periods of falling interest rates, the rate of prepayment on higher interest rate mortgages tends to increase, thereby shortening the actual average life of the mortgage pass-through certificate. Conversely, when interest rates are rising, the rate of prepayment tends to decrease, thereby lengthening the average life of the mortgage pass-through certificate. Accordingly, it is not possible to predict accurately the average life of a particular pool. Reinvestment of prepayments may occur at higher or lower rates than the original yield on the certificates. Due to the prepayment feature and the need to reinvest prepayments of principal at current rates, mortgage pass-through certificates with underlying loans bearing interest rates in excess of the market rate can be less effective than typical non-callable bonds with similar maturities at "locking in" yields during periods of declining interest rates, although they may have the comparable risk of declining in value during periods of rising interest rates.

     PUT OPTIONS. The Portfolios may purchase securities that provide for the right to resell them to the issuer, a bank or a broker-dealer at a specified price within a specified period of time prior to the maturity date of such obligations. Such a right to resell, which is commonly known as a "put," may be sold, transferred or assigned only with the underlying security or securities. A Portfolio may pay a higher price for a security with a put than would be paid for the same security without a put. The primary purpose of purchasing such securities with puts is to permit the Portfolios to be as fully invested as practicable securities while at the same time providing the Portfolios with appropriate liquidity.

     REPURCHASE AGREEMENTS. Each Portfolio may enter into repurchase agreements, whereby the Portfolio purchases securities from a financial institution that agrees to repurchase the underlying securities within a specified time (normally one day) at the Portfolio's cost plus interest. A Portfolio will enter into repurchase agreements only with financial institutions that FAF Advisors, Inc. ("FAF" and/or the "Advisor") determines are creditworthy. No Portfolio will invest more than 10% of its net assets (taken at current market value) in repurchase agreements maturing in more than seven days. Should the counterparty to a repurchase agreement transaction fail financially, a Portfolio may experience (i) delays in recovering the collateral securing the counterparty's obligations, or (ii) a loss of rights in such collateral. Further, any amounts realized upon the sale of collateral may be less than that necessary to compensate a Portfolio fully. A Portfolio must take possession of collateral either directly or through a third-party custodian. All repurchase transactions must be collateralized at a minimum of 102% of the repurchase price. Counterparties are required to deliver additional collateral in the event that the market value of the collateral falls below 102% (100% for loans of U.S. Government and U.S. Government

Agency Discount Notes). The collateral ordinarily consists of United States Government securities, but the collateral may also consist of other non-traditional securities, including, but not limited to investment and non-investment grade corporate debt and equity securities of U.S. issuers ("Non-traditional Repurchase Agreement"). The Advisor is responsible for ensuring that each Non-traditional Repurchase Agreement constitutes an eligible security for purposes of Rule 2a-7 of the 1940 Act.

     SWAP AGREEMENTS. The Portfolios may enter into interest rate, total return and credit default swap agreements. The Portfolios may also enter into options on the foregoing types of swap agreements ("swap options") and in bonds issued by special purpose entities that are backed by a pool of swaps.

     Swap agreements are two party contracts entered into primarily by institutional investors for a specified period of time. In a standard swap transaction, two parties agree to exchange the returns (or differentials in rates of return) earned or realized on a particular predetermined investment or index. The gross returns to be exchanged or swapped between the parties are generally calculated with respect to a notional amount, i.e., the return on or increase in value of a particular dollar amount invested at a particular interest rate or in a basket of securities representing a particular index. A swap option is a contract that gives a counterparty the right (but not the obligation) to enter into a new swap agreement or to shorten, extend, cancel, or otherwise modify an existing swap agreement at some designated future time on specified terms. The Portfolios may write (sell) and purchase put and call swap options.

     Interest rate swaps involve the exchange of a fixed rate of interest for a floating rate of interest, usually over a one- to ten-year term. Total return swaps involve the exchange of a floating rate of interest for a coupon equal to the total return of a specified market index, usually over a three-month to one-year term. Credit default swaps involve the exchange of a monthly interest rate spread over a period of time for the risk of default by an individual corporate borrower or with respect to a basket of securities.

     One example of the use of swaps within a Portfolio may be to manage the interest rate sensitivity of the Portfolio. The Portfolio might receive or pay a fixed interest rate of a particular maturity and pay or receive a floating rate in order to increase or decrease the duration of the Portfolio. Or, the Portfolio may buy or sell swap options to effect the same result. The Portfolio may also replicate a security by selling it, placing the proceeds in cash deposits, and receiving a fixed rate in the swap market.

     Another example of the use of swaps within a Portfolio is the use of credit default swaps to buy or sell credit protection. A credit default swap is a bilateral contract that enables an investor to buy or sell protection against a defined-issuer credit event. The seller of credit protection against a security or basket of securities receives an upfront or periodic payment to compensate against potential default events. The Portfolio may enhance income by selling protection or protect credit risk by buying protection. Market supply and demand factors may cause distortions between the cash securities market and the credit default swap market. The credit protection market is still relatively new and should be considered illiquid.

     Most swap agreements entered into by a Portfolio would calculate the obligations of the parties to the agreement on a "net basis." Consequently, a Portfolio's current obligations (or rights) under a swap agreement will generally be equal only to the net amount to be paid or received under the agreement based on the relative values of the positions held by each party to the agreement (the "net amount"). A Portfolio's current obligations under a net swap agreement will be accrued daily (offset against any amounts owed to the Portfolio) and any accrued but unpaid net amounts owed to a swap counterparty will be covered by assets determined to be liquid by the Advisor.

     The use of swap agreements by a Portfolio entails certain risks. Interest rate swaps could result in losses if interest rate changes are not correctly anticipated by the Portfolio. Total return swaps could result in losses if the reference index does not perform as anticipated by the Portfolio. Credit default swaps could result in losses if the Portfolio does not correctly evaluate the creditworthiness of the company or companies on which the credit default swap is based.

     A Portfolio will generally incur a greater degree of risk when it writes a swap option than when it purchases a swap option. When a Portfolio purchases a swap option it risks losing only the amount of the premium it has paid should it decide to let the option expire unexercised. However, when a Portfolio writes a swap option it will be obligated, upon exercise of the option, according to the terms of the underlying agreement.

     Because swaps are two party contracts and because they may have terms of greater than seven days, swap agreements may be considered to be illiquid. Moreover, a Portfolio bears the risk of loss of the amount expected to be received under a swap agreement in the event of the default or bankruptcy of a swap agreement counterparty. The swaps market is a relatively new market and is largely unregulated. It is possible that developments in the swaps market, including potential government regulation, could adversely affect a Portfolio's ability to terminate existing swap agreements or to realize amounts to be received under such agreements.

     U.S. GOVERNMENT SECURITIES. The types of U.S. Government securities in which the Portfolios may at times invest include obligations issued or guaranteed by U.S. Government agencies and instrumentalities that are supported by any of the following: (i) the full faith and credit of the U.S. Treasury,
(ii) the right of the issuer to borrow an amount limited to a specific line of credit from the U.S. Treasury, (iii) discretionary authority of the U.S. Government agency or instrumentality, or (iv) the credit of the instrumentality (the following are examples of agencies and instrumentalities: Federal Land Banks, Federal Housing Administration, Farmers Home Administration, Export-Import Bank of the United States, Central Bank for Cooperatives, Federal Intermediate Credit Banks, Federal Home Loan Banks, General Services Administration, Maritime Administration, Tennessee Valley Authority, Asian-American Development Bank, International Bank for Reconstruction and Development and Federal National Mortgage Association). No assurance can be given that in the future the U.S. Government will provide financial support to the U.S. Government agencies or instrumentalities described in (ii), (iii) and
(iv), other than as set forth above, because it is not obligated to do so by law.

     VARIABLE AND FLOATING RATE INSTRUMENTS. A floating rate security provides for the automatic adjustment of its interest rate whenever a specified interest rate changes. A variable rate security provides for the automatic establishment of a new interest rate on set dates. Interest rates on these securities are ordinarily tied to, and represent a percentage of, a widely recognized interest rate, such as the yield on 90-day U.S. Treasury bills or the prime rate of a specified bank. These rates may change as often as twice daily. Generally, changes in interest rates will have a smaller effect on the market value of variable and floating rate securities than on the market value of comparable fixed-income obligations. Thus, investing in variable and floating rate securities generally affords less opportunity for capital appreciation and depreciation than investing in comparable fixed-income securities. Prime Portfolio may purchase variable and floating rate non-U.S. Government securities that have a stated maturity in excess of 397 calendar days only if the Portfolio has a right to demand payment of the principal of the instrument at least once every 397 calendar days upon not more than 30 days' notice.

     Variable and floating rate instruments may include variable amount master demand notes that permit the indebtedness thereunder to vary in addition to providing for periodic adjustments in the interest rate. There may be no active secondary market with respect to a particular variable or floating rate instrument. Nevertheless, the periodic readjustments of their interest rates tend to assure that their value to a Portfolio will approximate their par value. Illiquid variable and floating rate instruments (instruments that are not payable upon seven days' notice and do not have an active trading market) that are acquired by a Portfolio are subject to a Portfolio's percentage limitations regarding securities that are illiquid or not readily marketable. The Advisor will continuously monitor the creditworthiness of issuers of variable and floating rate instruments in which the Trust invests and the ability of issuers to repay principal and interest.

     WHEN-ISSUED TRANSACTIONS. New issues of securities are often offered on a when-issued basis. This means that delivery and payment for the securities normally will take place several days after the date the buyer commits to purchase them. The payment obligation and the interest rate that will be received on securities purchased on a when-issued basis are each fixed at the time the buyer enters into the commitment.

     Each Portfolio will make commitments to purchase when-issued securities only with the intention of actually acquiring the securities, but a Portfolio may sell these securities or dispose of the commitment before the settlement date if it is deemed advisable as a matter of investment strategy. Cash or marketable high-quality debt securities equal to the amount of the above commitments will be segregated on each Portfolio's records. For the purpose of determining the adequacy of these securities, the segregated securities will be valued at market value. If the market value of such securities declines, additional cash or securities will be segregated on a Portfolio's records on a daily basis so that the market value of the account will equal the amount of such commitments by that Portfolio. No Portfolio will invest more than 25% of its net assets in when-issued securities.

     Securities purchased on a when-issued basis and the securities held by each Portfolio are subject to changes in market value based upon the public's perception of changes in the level of interest rates. Generally, the value of such securities will fluctuate inversely to changes in interest rates (i.e., they will appreciate in value when interest rates decline and decrease in value when interest rates rise). Therefore, if in order to achieve higher interest income a Portfolio remains substantially fully invested at the same time that it has purchased securities on a "when-issued" basis, there will be a greater possibility of fluctuation in the Portfolio's net asset value.

     When payment for when-issued securities is due, each Portfolio will meet its obligations from then-available cash flow, the sale of segregated securities, the sale of other securities or, and although it would not normally be expected to do so, from the sale of the when-issued securities themselves (which may have a market value greater or less than the Portfolio's payment obligation). The sale of securities to meet such obligations carries with it a greater potential for the realization of capital gains, which are subject to federal income taxes.

     ZERO COUPON SECURITIES. The Portfolios may invest in zero coupon securities which are notes, bonds and debentures that (i) do not pay current interest and are issued at a substantial discount from par value (ii) have been stripped of their unmatured interest coupons and receipts, or (iii) pay no interest until a stated date one or more years into the future. These securities also include certificates representing interests in such stripped coupons and receipts.

     Because the Portfolios accrue taxable income from zero coupon securities without receiving regular interest payments in cash, each Portfolio may be required to sell portfolio securities in order to pay a dividend. Investing in these securities might also force a Portfolio to sell portfolio securities to maintain portfolio liquidity.

     Because a zero coupon security pays no interest to its holder during its life or for a substantial period of time, it usually trades at a deep discount from its face or par value and will be subject to greater fluctuations in market value in response to changing interest rates than debt obligations of comparable maturities that make regular distributions of interest.

     Additionally, each Portfolio may invest in stripped securities, which are U.S. Treasury bonds and notes, the unmatured interest coupons of which have been separated from the underlying obligation. Stripped securities are zero coupon obligations that are normally issued at a discount from their face value. The Trust intends to rely on the opinions of counsel to the sellers of these certificates or other evidences of ownership of U.S. Treasury obligations that, for Federal tax and securities purposes, purchasers of such certificates most likely will be deemed the beneficial holders of the underlying U.S. Government securities. Privately-issued stripped securities are not themselves guaranteed by the U.S. Government, but the future payment of principal or interest on the U.S. Treasury obligations that they represent is so guaranteed.

INVESTMENT RESTRICTIONS

Fundamental Investment Restrictions

     Each Portfolio is classified under the 1940 Act as a diversified series of an open-end management investment company. This classification cannot be changed with respect to a Portfolio without approval by the holders of a majority of the outstanding shares of the Portfolio as defined in the 1940 Act, i.e., by the lesser of the vote of (a) 67% of the shares of the Portfolio present at a meeting where more than 50% of the outstanding shares are present in person or by proxy, or (b) more than 50% of the outstanding shares of the Portfolio. The 1940 Act currently requires that, as a diversified fund, a Portfolio may not, with respect to 75% of its total assets, purchase securities of an issuer (other than (i) securities issued by other investment companies, (ii) securities issued by the U.S. Government, its agencies, instrumentalities or authorities, or (iii) repurchase agreements fully collateralized by U.S. Government securities) if (a) such purchase would, at the time, cause more than 5% of the Portfolio's total assets taken at market value to be invested in the securities of such issuer; or (b) such purchase would, at the time, result in more than 10% of the outstanding voting securities of such issuer being held by the Portfolio.

     In addition to the Investment Objective and Strategies and Risks Factors set forth in Part A, the Prime Portfolio and the Short-Term Bond Portfolio are subject to the investment restrictions set forth below. The investment restrictions set forth in paragraphs 1 through 6 below are fundamental and cannot be changed with respect to a Portfolio without approval by the holders of a majority of the outstanding shares of the Portfolio as defined in the 1940 Act.

     Neither Portfolio will:

     1. Concentrate its investments in a particular industry, except that, with respect to the Prime Portfolio, there shall be no limitation on the purchase of obligations of domestic commercial banks, excluding for this purpose, foreign branches of domestic commercial banks. For purposes of this limitation, the U.S. Government and state or municipal governments and their political subdivisions, are not considered members of any industry. Whether a Portfolio is concentrating in an industry shall be determined in accordance with the 1940 Act, as interpreted or modified from time to time by any regulatory authority having jurisdiction.

     2. Borrow money or issue senior securities, except as permitted under the 1940 Act, as interpreted or modified from time to time by any regulatory authority having jurisdiction.

     3. Purchase physical commodities or contracts relating to physical commodities.

     4. Purchase or sell real estate unless as a result of ownership of securities or other instruments, but this shall not prevent the Portfolios from investing in securities or other instruments backed by real estate or interests therein or in securities of companies that deal in real estate or mortgages.

     5. Act as an underwriter of securities of other issuers, except to the extent that, in connection with the disposition of portfolio securities, it may be deemed an underwriter under applicable laws.

     6. Make loans except as permitted under the 1940 Act, as interpreted or modified from time to time by any regulatory authority having jurisdiction.

     For purposes of applying the limitation set forth in number 1 above, according to the current interpretation by the SEC, a Portfolio would be concentrated in an industry if 25% or more of its total assets, based on current market value at the time of purchase, were invested in that industry.

     For purposes of applying the limitation set forth in number 2 above, under the 1940 Act as currently in effect, a Portfolio is not permitted to issue senior securities, except that the Portfolio may borrow from any bank if immediately after such borrowing the value of such Portfolio's total assets is at least 300% of the principal amount of all of the Portfolio's borrowings (i.e., the principal amount of the borrowings may not exceed 33 1/3% of the Portfolio's total assets). In the event that such asset coverage shall at any time fall below 300% the Portfolio shall, within three days thereafter (not including Sundays and holidays) reduce the amount of its borrowings to an extent that the asset coverage of such borrowings shall be at least 300%.

     For purposes of applying the limitation set forth in number 6 above, there are no limitations with respect to unsecured loans made by a Portfolio to an unaffiliated party. However, when the Portfolio loans its portfolio securities, the obligation on the part of the Portfolio to return collateral upon termination of the loan could be deemed to involve the issuance of a senior security within the meaning of Section 18(f) of the 1940 Act. In order to avoid violation of Section 18(f), the Portfolio may not make a loan of portfolio securities if, as a result, more than one-third of its total asset value (at market value computed at the time of making a loan) would be on loan. The Portfolio currently does not intend to make loans, unsecured or otherwise, except to the extent that investments in debt securities in accordance with Rule 2a-7 (as discussed below under "Additional Restrictions") would be deemed to be loans.

Non-Fundamental Investment Restrictions

     The following restrictions are non-fundamental and may be changed by the Trust's Board of Trustees without a shareholder vote.

     1.   The Portfolios will not sell securities short.

     2. The Portfolios will not borrow money in an amount exceeding 10% of a Portfolio's total assets. The Portfolio will not borrow money for leverage purposes. For the purpose of this investment restriction, the purchase of securities on a when-issued or delayed delivery basis shall not be deemed the borrowing of money. The Portfolio will not make additional investments while its borrowings exceed 5% of total assets.

     3. The Prime Portfolio will not invest more than 10% of its net assets in illiquid securities.

     4. The Short-Term Bond Portfolio will not invest more than 15% of its net assets in illiquid securities

Additional Restrictions

     The Portfolios may not invest in obligations of any affiliate of U.S. Bancorp, including U.S. Bank.

     The Trust intends to rely on a previously received exemptive order (Investment Company Act Release No. 22589 dated March 28, 1997) from the SEC under which short-term investments and repurchase agreements may be entered into on a joint basis by the Portfolios and other funds advised by the Advisor.

     The Trust intends to rely on a previously received exemptive order (Investment Company Act Release No. 25526 dated April 15, 2002) from the SEC which permits the Portfolios to participate in an interfund lending program pursuant to which the Portfolios and other mutual funds advised by the Advisor may lend money directly to each other for emergency or temporary purposes. The program is subject to a number of conditions designed to ensure fair and equitable treatment of all participating mutual funds, including the following:
(1) no mutual fund may borrow money through the program unless it receives a more favorable interest rate than a rate approximating the lowest interest rate at which bank loans would be available to any of the participating mutual funds under a loan agreement; and (2) no mutual fund may lend money through the program unless it receives a more favorable return than that available from an investment in repurchase agreements and, to the extent applicable, money market cash sweep arrangements. In addition, a mutual fund may participate in the program only if and to the extent that such participation is consistent with the fund's investment objectives and policies (for instance, money market funds would normally participate only as lenders because they rarely need to borrow cash to meet redemptions). The duration of any loans made under the interfund lending program will be limited to the time required to receive payment for the securities sold, but in no event more than seven days. All loans will be callable by the lending fund on one business day's notice. A mutual fund may have to borrow from a bank at a higher interest rate if an interfund loan is called or not renewed. Any delay in repayment to a lending fund could result in a lost investment opportunity or additional costs. The program is subject to the oversight and periodic review of the Board of Trustees of the participating mutual funds.

     The Prime Portfolio is subject to the investment restrictions of Rule 2a-7 under the 1940 Act in addition to other policies and restrictions discussed herein. Pursuant to Rule 2a-7, the Portfolio is required to invest exclusively in securities that mature within 397 days from the date of purchase and to maintain an average weighted maturity of not more than 90 days. Under Rule 2a-7, securities that are subject to specified types of demand or put features may be deemed to mature at the next demand or put date although they have a longer stated maturity. Rule 2a-7 also requires that all investments by the Portfolio be limited to United States dollar-denominated investments that (a) present "minimal credit risk" and (b) are at the time of acquisition "Eligible Securities." Eligible Securities include, among others, securities that are rated by two Nationally Recognized Statistical Rating Organizations ("NRSROs") in one of the two highest categories for short-term debt obligations, such as A-1 or A-2 by Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc. ("Standard & Poor's"), or Prime-1 or Prime-2 by Moody's Investors Service, Inc. ("Moody's"). It is the responsibility of the Board of Trustees to determine that the Portfolio's investments present only "minimal credit risk" and are Eligible

Securities. The Board of Trustees has established written guidelines and procedures for the Advisor and oversees the Advisor's determination that the Portfolio's portfolio securities present only "minimal credit risk" and are Eligible Securities.

     Rule 2a-7 requires, among other things, that the Prime Portfolio may not invest, other than in United States "Government Securities" (as defined in the 1940 Act), more than 5% of its total assets in securities issued by the issuer of the security; provided that the Portfolio may invest in First Tier Securities (as defined in Rule 2a-7) in excess of that limitation for a period of up to three business days after the purchase thereof provided that the Portfolio may not make more than one such investment at any time. Rule 2a-7 also requires that the Portfolio may not invest, other than in United States Government securities,
(a) more than 5% of its total assets in Second Tier Securities (i.e., Eligible Securities that are not rated by two NRSROs in the highest category such as A-1 and Prime-1) and (b) more than the greater of 1% of its total assets or $1,000,000 in Second Tier Securities of any one issuer.

     The concentration policy of the Prime Portfolio permits investment, without limit, in bankers' acceptances, certificates of deposit and similar instruments issued by (i) U.S. banks, (ii) U.S. branches of foreign banks (in circumstances in which the U.S. branches of foreign banks are subject to the same regulation as U.S. banks), (iii) foreign branches of U.S. banks (in circumstances in which the Portfolio will have recourse to the U.S. bank for the obligations of the foreign branch), and (iv) foreign branches of foreign banks to the extent that the Advisor determines that the foreign branches of foreign banks are subject to the same or substantially similar regulations as U.S. banks. The Prime Portfolio may concentrate in such instruments when, in the opinion of the Advisor, the yield, marketability and availability of investments meeting the Prime Portfolio's quality standards in the banking industry justify any additional risks associated with the concentration of the Prime Portfolio's assets in such industry.

     The Portfolio shall not invest more than 50% of the value of its total assets in securities issued by foreign branches of foreign banks. This non-fundamental restriction may be changed by the Board of Trustees without the approval of shareholders.

PORTFOLIO TURNOVER

     The portfolio turnover rate for the Short-Term Bond Portfolio is calculated by dividing the lesser of purchases or sales of the Portfolio's securities for the particular year, by the monthly average value of the Portfolio's securities owned during the year. For purposes of determining the rate, all short-term securities, including options, futures, forward contracts and repurchase agreements, are excluded.

DISCLOSURE OF PORTFOLIO HOLDINGS

     The Portfolios are not subject to the policies and procedures adopted by the Board of Trustees which prohibit the release of information concerning portfolio holdings ("Disclosure Policies") because these Portfolios hold only short-term securities that generally do not vary significantly in value over short periods of time. Because of the types of securities held by the Portfolios, such portfolio holdings information would not be subject to the types of misuses that the Disclosure Policies are designed to prevent.

     The Trust may disclose the Portfolios' securities holdings on a daily basis to shareholders of the Portfolios. Information regarding the Portfolios' holdings is available electronically on a daily basis with a one-day lag through WebAccess, a client-oriented suite of on-line information reports, to which all shareholders of the Trust are offered access. The Board of Trustees has adopted this policy and believes that the policy is in the best interests of shareholders of the Portfolios for the following reasons:

     1. The Board recognizes the legitimate business need of the Portfolios' shareholders to receive on a daily basis information about the Portfolios' holdings to allow the shareholders, who are Lenders in the Lending Program, to independently monitor the sufficiency of collateral underlying the loans of their securities and compliance with the terms of their Lending Agreements.

     2. The Board believes that because the timing of investments into the Portfolios is determined by securities lending activity and is directed by FAF and not the shareholders of the Portfolios, the Trust does not present opportunities for recipients of information about the Portfolios' securities holdings to misuse and trade on such information.

     Furthermore, to ensure that the Portfolios' securities holdings are not selectively disclosed and remain confidential among shareholders, the Board of Trustees has adopted the following policies:

     1. Because the Trust is a privately placed investment vehicle offered only to Lenders, no information regarding the Portfolios' securities holdings is publicly disclosed, except to those participants and as required in filings made with the SEC and other regulators.

     2. The Portfolios' securities holdings are disclosed to shareholders of the Trust and potential Lending Program clients. They are not disclosed to any mutual fund evaluation services, broker-dealers, wirehouses or other entities that regularly analyze the portfolio holdings of mutual funds.

     3. Notwithstanding the foregoing paragraph, the Trust may disclose the Portfolios' securities holdings (i) to the extent required by law,
          (ii) to the Trust's service providers who generally need access to such information in the performance of their contractual duties and responsibilities, such as the Trustees of the Trust, the Trust's investment advisor, custodian, fund accountant, administrator, independent registered public accounting firm, attorneys, and each of their respective affiliates and advisors, and are subject to duties of confidentiality imposed by law and/or contract and (iii) to broker-dealers to facilitate trading.

     The Board of Trustees of the Trust and Trust management may also, on a case-by-case basis, impose additional restrictions on the dissemination of portfolio information beyond those found in the foregoing Policies.

ITEM 12. MANAGEMENT OF THE TRUST


MANAGEMENT INFORMATION

     The Board of Trustees of the Trust is responsible for overseeing generally the operation of the Portfolios. FAF serves as the Trust's investment advisor, transfer agent and administrator. U.S. Bank National Association ("U.S. Bank") serves as the Trust's custodian.

     Set forth below is information about the Trustees and the officers of the Trust, including those Trustees who are not considered "interested persons" as that term is defined in the 1940 Act (the "Independent Trustees").

INDEPENDENT TRUSTEES


                                                                                           No. of Portfolios
                          Position      Term of Office and        Principal Occupation      in Fund Complex          Other
                         Held with          Length of                    During               Overseen by        Directorships
 Name, Address and Age   the Trust         Time Served                Past 5 Years              Trustee        Held by Trustee*
 ---------------------   ---------   -----------------------   -------------------------   -----------------   ----------------
Benjamin R. Field III    Trustee     Term expiring earlier     Retired; Senior Financial   First American      None
P.O. Box 1329                        of death, resignation,    Advisor, Bemis Company,     Funds Complex:
Minneapolis, Minnesota               removal,                  Inc. from May 2002          twelve registered
55440-1329                           disqualification, or      through February 2004       investment
(1938)                               successor duly elected                                companies,
                                     and qualified. Trustee                                including 63
                                     of the Trust since                                    portfolios
                                     September 2005

Roger A. Gibson          Trustee     Term expiring earlier     Director, Charterhouse      First American      None
P.O. Box 1329                        of death, resignation,    Group, Inc., a private      Funds Complex:
Minneapolis, Minnesota               removal,                  equity firm, since          twelve registered
55440-1329                           disqualification, or      October 2005; Vice          investment
(1946)                               successor duly elected    President and Chief         companies,
                                     and qualified. Trustee    Operating Officer, Cargo    including 63
                                     of the Trust since        - United Airlines, from     portfolios
                                     September 2005            July 2001 through
                                                               retirement in June 2004

Victoria J. Herget       Trustee     Term expiring earlier     Investment consultant and   First American      None
P.O. Box 1329                        of death, resignation,    non-profit board member     Funds Complex:
Minneapolis, Minnesota               removal,                  since 2001                  twelve registered
55440-1329                           disqualification, or                                  investment
(1951)                               successor duly elected                                companies,
                                     and qualified. Trustee                                including 63
                                     of the Trust since                                    portfolios
                                     September 2005

John P. Kayser           Trustee     Term expiring earlier     Retired; Principal from     First American      None
P.O. Box 1329                        of death, resignation,    1983 to 2004 and Chief      Funds Complex:
Minneapolis, Minnesota               removal,                  Financial Officer and       twelve registered
55440-1329                           disqualification, or      Chief Administrative        investment
(1949)                               successor duly elected    Officer from 1988 to        companies,
                                     and qualified. Trustee    2002, William Blair &       including 63
                                     of the Trust since        Company, LLC                portfolios
                                     October 2006

                                                                                           No. of Portfolios
                          Position      Term of Office and        Principal Occupation      in Fund Complex          Other
                         Held with          Length of                    During               Overseen by        Directorships
 Name, Address and Age   the Trust         Time Served                Past 5 Years              Trustee        Held by Trustee*
 ---------------------   ---------   -----------------------   -------------------------   -----------------   ----------------
Leonard W. Kedrowski     Trustee     Term expiring earlier     Owner, Executive and        First American      None
P.O. Box 1329                        of death, resignation,    Management Consulting,      Funds Complex:
Minneapolis, Minnesota               removal,                  Inc., a management          twelve registered
55440-1329                           disqualification, or      consulting firm; Board      investment
(1941)                               successor duly elected    member, GC McGuiggan        companies,
                                     and qualified. Trustee    Corporation (dba Smyth      including 63
                                     of the Trust since        Companies), a label         portfolios
                                     September 2005            printer; former Chief
                                                               Executive Officer,
                                                               Creative Promotions
                                                               International, LLC, a
                                                               promotional award
                                                               programs and products
                                                               company, through October
                                                               2003

Richard K. Riederer      Trustee     Term expiring earlier     Owner and CEO, RKR          First American      Cleveland-Cliffs
P.O. Box 1329                        of death, resignation,    Consultants, Inc. and       Funds Complex:      Inc. (a producer
Minneapolis, Minnesota               removal,                  non-profit board member     twelve registered   of iron ore
55440-1329                           disqualification, or      since 2005                  investment          pellets)
(1944)                               successor duly elected                                companies,
                                     and qualified. Trustee                                including 63
                                     of the Trust since                                    portfolios
                                     September 2005

Joseph D. Strauss        Trustee     Term expiring earlier     Attorney At Law, Owner      First American      None
P.O. Box 1329                        of death, resignation,    and President, Strauss      Funds Complex:
Minneapolis, Minnesota               removal,                  Management Company, a       twelve registered
55440-1329                           disqualification, or      Minnesota holding company   investment
(1940)                               successor duly elected    for various                 companies,
                                     and qualified. Trustee    organizational management   including 63
                                     of the Trust since        business ventures; Owner,   portfolios
                                     September 2005            Chairman and Chief
                                                               Executive Officer,
                                                               Community Resource
                                                               Partnerships, Inc., a
                                                               strategic planning,
                                                               operations management,
                                                               government relations,
                                                               transportation planning
                                                               and public relations
                                                               organization; Owner,
                                                               Chairman and Chief
                                                               Executive Officer,
                                                               Excensus(TM) LLC, a
                                                               strategic demographic
                                                               planning and application
                                                               development firm, since
                                                               2001

Virginia L. Stringer     Chair;      Chair term three          Governance consultant and   First American      None
P.O. Box 1329            Trustee     years. Trustee term       non-profit board member;    Funds Complex:
Minneapolis, Minnesota               expiring earlier of       former Owner and            twelve registered
55440-1329                           death, resignation,       President, Strategic        investment
(1944)                               removal,                  Management Resources,       companies,
                                     disqualification, or      Inc.,  a management         including 63
                                     successor duly elected    consulting firm;            portfolios
                                     and qualified. Chair of   Executive Consultant for
                                     Trust's Board since       State Farm Insurance
                                     September 2005; Trustee   Company through 2003
                                     of the Trust since
                                     September 2005

                                                                                           No. of Portfolios
                          Position      Term of Office and        Principal Occupation      in Fund Complex         Other
                         Held with          Length of                    During               Overseen by        Directorships
 Name, Address and Age   the Trust         Time Served                Past 5 Years              Trustee        Held by Trustee*
 ---------------------   ---------   -----------------------   -------------------------   -----------------   ----------------
James M. Wade            Trustee     Term expiring earlier     Owner and President, Jim    First American      None
P.O. Box 1329                        of death, resignation,    Wade Homes, a               Funds Complex:
Minneapolis, Minnesota               removal,                  homebuilding company,       twelve registered
55440-1329                           disqualification, or      since 1999                  investment
(1943)                               successor duly elected                                companies,
                                     and qualified. Trustee                                including 63
                                     of the Trust since                                    portfolios
                                     September 2005


* Includes only directorships in a company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act or subject to the requirements of Section 15(d) of the Securities Exchange Act, or any company registered as an investment company under the Investment Company Act.

OFFICERS


                                                        Term of Office and
                                   Position Held             Length of
    Name, Address and Age         with the Trust            Time Served              Principal Occupation During Past 5 Years
    ---------------------      -------------------   ------------------------   ---------------------------------------------------
Thomas S. Schreier, Jr.        President             Re-elected by the Board    Chief Executive Officer of FAF Advisors, Inc.;
FAF Advisors, Inc.                                   annually; President of     Chief Investment Officer of FAF Advisors, Inc.
800 Nicollet Mall                                    Trust since September      since September 2007
Minneapolis, Minnesota 55402                         2005
(1962) *

Jeffery M. Wilson              Vice President -      Re-elected by the Board    Senior Vice President of FAF Advisors, Inc.
FAF Advisors, Inc.             Administration        annually; Vice President
800 Nicollet Mall,                                   - Administration of
Minneapolis, Minnesota 55402                         Trust since September
(1956) *                                             2005

Charles D. Gariboldi, Jr.      Treasurer             Re-elected by the Board    Mutual Funds Treasurer, FAF Advisors, Inc., since
FAF Advisors, Inc.                                   annually; Treasurer of     October 2004; prior thereto, Vice President for
800 Nicollet Mall                                    Trust since September      investment accounting and fund treasurer of
Minneapolis, Minnesota 55402                         2005                       Thrivent Financial for Lutherans
(1959) *

Jill M. Stevenson,             Assistant Treasurer   Re-elected by the Board    Assistant Mutual Funds Treasurer, FAF Advisors,
FAF Advisors, Inc.                                   annually; Assistant        Inc. since September 2005; Director, Senior Project
800 Nicollet Mall,                                   Treasurer of Trust since   Manager, FAF Advisors, Inc. from May 2003 to
Minneapolis, MN 55402                                September 2005             September 2005; prior thereto, Vice President,
(1965)*                                                                         Director of Operations, Paladin Investment
                                                                                Associates, LLC

David H. Lui                   Chief Compliance      Re-elected by the          Chief Compliance Officer of FAF Advisors, Inc.
FAF Advisors, Inc.             Officer               Board annually;            since March 2005; Chief Compliance Officer,
800 Nicollet Mall                                    Chief Compliance           Franklin Advisors, Inc. and Chief Compliance
Minneapolis, MN 55402                                Officer of Trust since     Counsel, Franklin Templeton Investments from March
(1960) *                                             September 2005             2004 to March 2005; prior thereto, Vice President,
                                                                                Charles Schwab & Co., Inc.

                                                        Term of Office and
                                   Position Held             Length of
    Name, Address and Age         with the Trust            Time Served              Principal Occupation During Past 5 Years
    ---------------------      -------------------   ------------------------   ---------------------------------------------------
Jason Mitchell,                Anti-Money            Re-elected by the Board    Anti-Money Laundering Officer for First Compliance
FAF Advisors, Inc.             Laundering Officer    annually; Anti-Money       Manager, FAF Advisors, Inc. since June 2006; prior
800 Nicollet Mall,                                   Laundering Officer of      thereto, Compliance Analyst, FAF Advisors, Inc.
Minneapolis, Minnesota 55402                         the Trust since            from October 2004 through June 2006; prior thereto,
(1976) *                                             September 2006             Senior Systems Helpdesk Analyst, Wachovia
                                                                                Retirement Services, from November 2002 through
                                                                                October 2004; prior thereto, Senior Retirement
                                                                                Plan Specialist for PFPC, Inc.

Kathleen L. Prudhomme          Secretary             Re-elected by the Board    Deputy General Counsel, FAF Advisors, Inc., since
FAF Advisors, Inc.                                   annually; Secretary of     November 2004; prior thereto, Partner, Dorsey &
800 Nicollet Mall                                    Trust since September      Whitney LLP, a Minneapolis-based law firm
Minneapolis, Minnesota 55402                         2005
(1953) *

Brett L. Agnew                 Assistant Secretary   Re-elected by the Board    Counsel, FAF Advisors, Inc., since August 2004;
FAF Advisors, Inc.                                   annually; Assistant        prior thereto, Senior Counsel, Thrivent Financial
800 Nicollet Mall                                    Secretary of Trust since   for Lutherans
Minneapolis, Minnesota                               September 2005
55402 (1971)*

James D. Alt                   Assistant Secretary   Re-elected by the Board    Partner, Dorsey & Whitney LLP, a Minneapolis-based
50 South Sixth Street, Suite                         annually; Assistant        law firm
1500 Minneapolis, Minnesota                          Secretary of Trust since
55402 (1951)                                         September 2005

James R. Arnold                Assistant Secretary   Re-elected by the Board    Senior Vice President, U.S. Bancorp Fund Services,
615 E. Michigan Street                               annually; Assistant        LLC
Milwaukee, WI 53202                                  Secretary of Trust since
(1957)*                                              September 2005

Richard J. Ertel,              Assistant Secretary   Re-elected by the Board    Counsel, FAF Advisors, Inc., since May 2006; prior
FAF Advisors, Inc.                                   annually; Assistant        thereto, Counsel, Ameriprise Financial Services,
800 Nicollet Mall,                                   Secretary of the Trust     Inc. from September 2004 to May 2006; prior
Minneapolis, Minnesota 55402                         since June 2006            thereto, Counsel, FAF Advisors, Inc. from May 2003
(1967) *                                                                        to August 2004; prior to May 2003, Associate
                                                                                Counsel, Hartford Life and Accident Insurance
                                                                                Company



----------
* Messrs. Schreier, Wilson, Gariboldi, Lui, Mitchell, Agnew, and Ertel, Ms. Prudhomme and Ms. Stevenson are each officers and/or employees of FAF Advisors, Inc., which serves as investment advisor, transfer agent and administrator for the Trust. Mr. Arnold is an officer of U.S. Bancorp Fund Services, LLC, which is a subsidiary of U.S. Bancorp.


STANDING COMMITTEES OF THE BOARD OF TRUSTEES

     There are currently three standing committees of the Board of Trustees:
Audit Committee, Pricing Committee and Governance Committee. References to the "Portfolios" in the committee descriptions below are to the Trust and each of the Portfolios of the Trust. All committee members are Independent Trustees.


                                                                                                      NUMBER OF FUND COMPLEX
                                                                                                        COMMITTEE MEETINGS
                                                                                                          HELD DURING THE
                                                                                                        TRUST'S FISCAL YEAR
                                      COMMITTEE FUNCTION                      COMMITTEE MEMBERS          ENDED 12/31/2007
                       ------------------------------------------------   -------------------------   ----------------------
Audit Committee        The purposes of the Committee are (1) to oversee      Leonard W. Kedrowski     5
                       the Portfolios' accounting and financial           (Chair) Benjamin R. Field,
                       reporting policies and practices, their internal    IIIJohn P. KayserRichard
                       controls and, as appropriate, the internal           K. Reiderer
                       controls of certain service providers; (2) to
                       oversee

                                                                                                      NUMBER OF FUND COMPLEX
                                                                                                        COMMITTEE MEETINGS
                                                                                                          HELD DURING THE
                                                                                                        TRUST'S FISCAL YEAR
                                      COMMITTEE FUNCTION                      COMMITTEE MEMBERS          ENDED 12/31/2007
                       ------------------------------------------------   -------------------------   ----------------------
                       the quality of the Portfolios' financial              Virginia L. Stringer
                       statements and the independent audit thereof;            (ex-officio)
                       (3) to assist Board oversight of the Portfolios'
                       compliance with legal and regulatory
                       requirements; and (4) to act as a liaison
                       between the Portfolios' independent auditors and
                       the full Board of Trustees. The Audit Committee,
                       together with the Board of Trustees, has the
                       ultimate authority and responsibility to select,
                       evaluate and, where appropriate, replace the
                       outside auditor (or to nominate the outside
                       auditor to be proposed for shareholder approval
                       in any proxy statement).

Pricing Committee      The Committee is responsible for overseeing the         Roger A. Gibson        4
                       valuation of securities for which market           (Chair) Benjamin R. Field,
                       quotations are not readily available, pursuant      III James M. Wade Virginia
                       to procedures established by the Board of           L. Stringer (ex-officio)
                       Trustees.

Governance Committee   The Committee has responsibilities relating to         Joseph D. Strauss       5
                       (1) Board and Committee composition (including,         (Chair) James M.
                       interviewing and recommending to the Board              Wade Victoria J.
                       nominees for election as Trustees; reviewing the    Herget Virginia Stringer
                       independence of all independent Trustees;                 (ex-officio)
                       reviewing Board composition to determine the
                       appropriateness of adding individuals with
                       different backgrounds or skills; reporting to
                       the Board on which current and potential members
                       of the Audit Committee qualify as Audit
                       Committee Financial Experts; recommending a
                       successor to the Board Chair when a vacancy
                       occurs; consulting with the Board Chair on
                       Committee assignments; and in anticipation of
                       the Board's request for shareholder approval of
                       a slate of Trustees, recommending to the Board
                       the slate of Trustees to be presented for Board
                       and shareholder approval); (2) Committee
                       structure (including, at least annually,
                       reviewing each Committee's structure and
                       membership and reviewing each Committee's
                       charter and suggesting changes thereto); (3)
                       Trustee education (including developing an
                       annual education calendar; monitoring
                       independent Trustee attendance at educational
                       seminars and conferences; developing and
                       conducting orientation sessions for new
                       independent Trustees; and managing the Board's
                       education program in a cost-effective manner);
                       and 4) governance practices (including reviewing
                       and making recommendations regarding Trustee
                       compensation and Trustee expenses; monitoring
                       Trustee investments in the Portfolios;
                       monitoring compliance with Trustee retirement
                       policies; reviewing compliance with the
                       prohibition from serving on the board of
                       directors of mutual funds that are not part of
                       the First American Fund Complex; if requested,
                       assisting in the Board Chair in overseeing
                       self-evaluation process; in collaboration with
                       outside counsel, developing policies and
                       procedures addressing matters which should come
                       before the Committee in the proper exercise of
                       its duties; reviewing the Board's adherence to
                       industry "best practices;" reviewing and
                       recommending changes in Board governance
                       policies, procedures and practices; reporting
                       the Committee's activities to the Board and
                       making such recommendations; reviewing and, as
                       appropriate, recommending that the Board make
                       changes to the Committee's charter).


     In addition to the above committees, the Board of Trustees also appoints a Fund Review Liaison. The responsibility of the Fund Review Liaison is to lead the Board of Trustees, together with the Board Chair, in evaluating Fund performance, Fund service provider contracts and arrangements for execution of Fund trades. Ms. Herget is the current Fund Review Liaison.

     The Governance Committee will consider shareholder recommendations for Trustee nominees in the event there is a vacancy on the Board of Trustees or in connection with any special shareholders meeting which is called for the purpose of electing Trustees. The Trust does not hold regularly scheduled annual shareholders meetings. There are no differences in the manner in which the Governance Committee evaluates nominees for Trustee based on whether the nominee is recommended by a shareholder.

     A shareholder who wishes to recommend a Trustee nominee should submit his or her recommendation in writing to the Chair of the Board (Ms. Stringer) or the Chair of the Governance Committee (Mr. Strauss), in either case at Mount Vernon Securities Lending Trust, P.O. Box 1329, Minneapolis, Minnesota 55440-1329. At a minimum, the recommendation should include:

     - the name, address, and business, educational, and/or other pertinent background of the person being recommended;

     - a statement concerning whether the person is "independent" within the meaning of New York Stock Exchange and American Stock Exchange listing standards and is not an "interested person" as defined in the Investment Company Act of 1940;

     - any other information that the Portfolios would be required to include in a proxy statement concerning the person if he or she was nominated; and

     - the name and address of the person submitting the recommendation, together with the number of Portfolio shares held by such person and the period for which the shares have been held.

     The recommendation also can include any additional information that the person submitting it believes would assist the Governance Committee in evaluating the recommendation. Shareholder recommendations for nominations to the Board will be accepted on an ongoing basis and will be kept on file for consideration when there is a vacancy on the Board or prior to a shareholders meeting called for the purpose of electing Trustees.

TRUSTEE OWNERSHIP OF SECURITIES OF THE TRUST OR ADVISOR

     The information in the table below discloses the dollar ranges of (i) each Trustee's beneficial ownership in the Trust, and (ii) each Trustee's aggregate beneficial ownership in all funds within the First American Funds complex. All of the Trustees are Independent Trustees.

                                                AGGREGATE DOLLAR RANGE OF
                     DOLLAR RANGE OF EQUITY     EQUITY SECURITIES IN THE
                    SECURITIES IN THE TRUST   FIRST AMERICAN FUNDS COMPLEX
NAME OF TRUSTEE         AS OF 6/30/2007              AS OF 6/30/2007
---------------     -----------------------   ----------------------------
Benjamin Field                 $0                     Over $100,000
Roger Gibson                   $0                     Over $100,000
Victoria Herget                $0                     Over $100,000
John P. Kayser                 $0                     Over $100,000
Leonard Kedrowski              $0                     Over $100,000
Richard Riederer               $0                     Over $100,000
Joseph Strauss                 $0                     Over $100,000
Virginia Stringer              $0                     Over $100,000
James Wade                     $0                     Over $100,000



     As of June 30, 2007, none of the independent Trustees or their immediate family members owned, beneficially, or of record, any securities in (i) an investment advisor of the Trust or (ii) a person (other than a registered investment company) directly or indirectly controlling, controlled by, or under common control with an investment advisor of the Trust.


     None of the Trustees meet the eligibility requirements to purchase shares of the Trust's Portfolios.


TRUSTEE COMPENSATION



     The First American Family of Funds (the "Funds"), which, in addition to the Trust, includes First American Investment Funds, Inc. ("FAIF"), First American Funds, Inc. ("FAF"), First American Strategy Funds, Inc. ("FASF"), and the First American closed-end funds ("FACEF"), currently pays Trustees who are not paid employees or affiliates of the Funds an annual retainer of $135,000 ($245,000 in the case of the Chair). The Fund Review Liaison and the Audit Committee Chair each receive an additional annual retainer of $20,000. The other standing Committee Chairs receive an additional annual retainer of $15,000. In addition, Trustees are paid the following fees for attending Board and Committee meetings:



     - $1,000 for attending the first day of an in-person Board meeting ($1,500 in the case of the Chair);



     - $2,000 for attending the second day of an in-person Board meeting ($3,000 in the case of the Chair);



     - $1,000 for attending the third day of an in-person Board meeting ($1,500 in the case of the Chair), assuming the third day ends no later than early afternoon; and


     - $500 for in-person attendance at any Committee meeting ($750 in the case of the Chair of each committee).

     A Trustee who participates telephonically in any in-person Board or Committee meeting receives half of the fee that Trustee would have received for attending, in-person, the Board or Committee meeting. For telephonic Board and Committee meetings, the Chair and each Trustee and Committee Chair, as applicable, receive a fee equal to half the fee he or she would have received for attending an in-person meeting.


     Trustees also receive $3,500 per day when traveling, on behalf of a Fund, out of town on Fund business which does not involve a Board or Committee meeting. In addition, Trustees are reimbursed for their out-of-pocket expenses in traveling from their primary or secondary residence to Board and Committee meetings, on Fund business and to attend mutual fund industry conferences or seminars. The amounts specified in this paragraph are allocated evenly among the funds in the First American Family of Funds.



     Prior to January 1, 2008, Trustees who were not paid employees or affiliates of the Funds were paid an annual retainer of $115,000 ($215,000 in the case of the Chair). The Fund Review Liaison and the Audit Committee Chair each received an additional annual retainer of $20,000. The other standing Committee Chairs received an additional annual retainer of $15,000. In addition, Trustees were paid the following fees for attending Board and Committee meetings:



     - $1,000 for attending the first day of an in-person Board meeting ($1,500 in the case of the Chair);



     - $2,000 for attending the second day of an in-person Board meeting ($3,000 in the case of the Chair);



     - $1,000 for attending the third day of an in-person Board meeting ($1,500 in the case of the Chair), assuming the third day ends no later than early afternoon; and



     - $500 for in-person attendance at any Committee meeting ($750 in the case of the Chair of each committee).






     A Trustee who participated telephonically in any in-person Board or Committee meeting received half of the fee that Trustee would have received for attending, in-person, the Board or Committee meeting. For telephonic Board and Committee meetings, the Chair and each Trustee and Committee Chair, as applicable, received a fee equal to half the fee he or she would have received for attending an in-person meeting.



     Trustees also received $3,500 per day when traveling, on behalf of a Fund, out of town on Fund business which did not involve a Board or Committee meeting. In addition, Trustees were reimbursed for their out-of-pocket expenses in traveling from their primary or secondary residence to Board and Committee meetings, on Fund business and to attend mutual fund industry conferences or seminars. The amounts specified in this paragraph were allocated among the funds in the First American Family of Funds on the basis of net assets.


     The Trustees may elect to defer payment of up to 100% of the fees they receive in accordance with a Deferred Compensation Plan (the "Plan"). Under the Plan, a Trustee may elect to have his or her deferred fees treated as if they had been invested in shares of one or more funds and the amount paid to the Trustee under the Plan will be determined based on the performance of such investments. Distributions may be taken in a lump sum or over a period of years. The Plan will remain unfunded for federal income tax purposes under the Internal Revenue Code of 1986, as amended. Deferral of Trustee fees in accordance with the Plan will have a negligible impact on Fund assets and liabilities and will not obligate the Funds to retain any Trustee or pay any particular level of compensation. The Funds do not provide any other pension or retirement benefits to Trustees.

     Legal fees and expenses are also paid to Dorsey & Whitney LLP, the law firm of which James D. Alt, Assistant Secretary of the Trust, FAIF, FAF, FASF, and FACEF, is a partner.


     The following table sets forth information concerning aggregate compensation paid to each Trustee of the Trust (i) by the Trust (column 2), and
(ii) by the Trust, FAIF, FAF, FASF, and FACEF collectively (column 5) during the fiscal year ended December 31, 2007. No executive officer or affiliated person of the Trust received any compensation from the Trust in excess of $60,000 during such fiscal year or fiscal period.

Compensation during Fiscal Year Ended December 31, 2007



                                                                                                            TOTAL COMPENSATION
                                                                  PENSION OR RETIREMENT      ESTIMATED        FROM TRUST AND
                                        AGGREGATE COMPENSATION     BENEFITS ACCRUED AS    ANNUAL BENEFITS    FUND COMPLEX PAID
NAME OF PERSON, POSITION                      FROM TRUST         PART OF TRUST EXPENSES   UPON RETIREMENT     TO TRUSTEES (1)
------------------------                ----------------------   ----------------------   ---------------   ------------------
Benjamin R. Field III, Trustee                    -0-                      -0-                  -0-              $143,000
Roger A. Gibson, Trustee                          -0-                      -0-                  -0-               155,250
Victoria J. Herget, Trustee                       -0-                      -0-                  -0-               160,250
John P. Kayser, Trustee                           -0-                      -0-                  -0-               141,000
Leonard W. Kedrowski, Trustee                     -0-                      -0-                  -0-               159,750
Richard K. Riederer, Trustee                      -0-                      -0-                  -0-               138,500
Joseph D. Strauss, Trustee                        -0-                      -0-                  -0-               156,625
Virginia L. Stringer, Trustee & Chair             -0-                      -0-                  -0-               260,000
James M. Wade, Trustee                            -0-                      -0-                  -0-               142,250



----------
(1) Included in the Total Compensation from the Trust and Fund Complex are amounts deferred by Trustees pursuant to the Deferred Compensation Plan discussed above. Pursuant to this Plan, compensation was deferred for the following directors: Roger A. Gibson, $31,050; Leonard W. Kedrowski, $159,750; Joseph D. Strauss, $23,494; and Victoria J. Herget, $48,075.


CODES OF ETHICS

     The Trust and FAF have each adopted a Code of Ethics pursuant to Rule 17j-1 of the 1940 Act. Each of these Codes of Ethics permits personnel to invest in securities for their own accounts, including securities that may be purchased or held by the Trust. These Codes of Ethics are on public file with, and are available from, the SEC.

PROXY VOTING PROCEDURES

     The Trust has adopted proxy voting procedures pursuant to which the Trust delegates the responsibility for voting proxies relating to portfolio securities held by the Portfolios to the Advisor as part of the Advisor's general management of the Portfolios, subject to the Board's continuing oversight. A copy of the Trust's proxy voting procedures is located in Appendix B.

ITEM 13. CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES

CONTROLLING SHAREHOLDERS

     In connection with U.S. Bank's securities lending program, FAF holds certain collateral on behalf of its securities lending clients to secure the return of loaned securities. Such collateral may be invested in Trust shares from time to time. FAF, however, will pass through voting rights to its securities lending clients that have a beneficial interest in a Portfolio. Consequently, FAF will not be a controlling person of the Trust for purposes of the 1940 Act.

PRINCIPAL SHAREHOLDERS


     As of December 31, 2007, there were 11,085,313,422.55 shares outstanding for the Prime Portfolio and 3,907,051,956.85 shares outstanding for the Short-Term Bond Portfolio. The following shareholders of record owned 5% or more of the issued and outstanding shares of the Portfolios:


                                                      Percentage of
Prime Portfolio                                    Outstanding Shares
---------------                                    ------------------
First American Mid Cap Growth Opportunities Fund          6.19%
615 East Michigan St.
Milwaukee, WI 53202

First American Core Bond Fund                             5.77%
615 East Michigan St.
Milwaukee, WI 53202

Ohio National Life Insurance Company                      5.67%
One Financial Way
Cincinnati, OH 45242



                                                      Percentage of
Short-Term Bond Portfolio                          Outstanding Shares
-------------------------                          ------------------
Woodmen of the World Life Insurance Society              35.28%
1700 Franam St.
Omaha, NE 68102

U.S. Bancorp Pension Plan                                12.91%
800 Nicollet Mall
Minneapolis, MN 55402

Idaho National Laboratory Retirement Fund                 6.05%
PO Box 1625
Idaho Falls, ID 83415

Illinois Student Assistance Commission                    5.15%
1755 Lake Cook Rd.
Deerfield, IL 60015



     As of December 31, 2007, the Trustees and officers of the Trust, as a group, did not own any of the Trust's voting securities.


ITEM 14. INVESTMENT ADVISORY AND OTHER SERVICES

SERVICE PROVIDERS

     Most of the Portfolios' necessary day-to-day operations are performed by service providers under contract to the Trust. The principal service providers for the Portfolios are:

Investment Advisor:                              FAF
Administrator and Transfer Agent:                FAF
Custodian:                                       U.S. Bank
Independent Registered Public Accounting Firm:   Ernst & Young LLP


INVESTMENT ADVISOR



     FAF Advisors, Inc. ("FAF", the "Advisor"), 800 Nicollet Mall, Minneapolis, Minnesota 55402, serves as the investment advisor and manager of the Portfolios pursuant to an investment advisory agreement dated September 21, 2005. The Advisor is a wholly owned subsidiary of U.S. Bank, 800 Nicollet, Minneapolis, Minnesota 55402, a national banking association that operates banking offices in 24 states, primarily in the lower and upper Midwest and throughout the Southwest and Northwest. U.S. Bank is, in turn, a subsidiary of U.S. Bancorp, 800 Nicollet, Minneapolis, Minnesota 55402, which is a diversified financial holding company and conducts business in all 50 states. U.S. Bancorp also has various other subsidiaries engaged in financial services. At September 30, 2007, U.S. Bancorp and its consolidated subsidiaries had consolidated assets of approximately $227 billion, consolidated deposits of $122 billion and shareholders' equity of $20.7 billion.


     The Advisory Agreement requires the Advisor to arrange, if requested by the Trust, for officers or employees of the Advisor to serve without compensation from the Portfolios as Trustees, officers, or employees of the Trust if duly elected to such positions by the shareholders or Trustees of the Trust. The Advisor has the authority and responsibility to make and execute investment decisions for the Portfolios within the framework of the Portfolios' investment policies, subject to review by the Board of Trustees of the Trust. The Advisor is also responsible for monitoring the performance of the various organizations providing services to the Portfolios, including the Portfolios' custodian and accounting agent, and for periodically reporting to the Trust's Board of Trustees on the performance of such organizations. The Advisor will, at its own expense, furnish the Portfolios with the necessary personnel, office facilities, and equipment to service the Portfolios' investments and to discharge its duties as investment advisor of the Portfolios.

     The Trust may have an obligation to indemnify its Trustees and officers with respect to litigation. The Advisor will be liable to the Portfolios under the Advisory Agreement for any negligence or willful misconduct by the Advisor other than liability for investments made by the Advisor in accordance with the explicit direction of the Board of Trustees or the investment objectives and policies of the Portfolios. The Advisor has agreed to indemnify the Portfolios with respect to any loss, liability, judgment, cost or penalty that a Portfolio may suffer due to a breach of the Advisory Agreement by the Advisor.

     The Advisory Agreement was approved initially for a two-year term by the Trustees, and will continue in effect from year to year unless terminated in writing by either the Advisor or the Trust at the end of such period or thereafter on 60 days' prior written notice given by either party to the other party.

ADMINISTRATOR


     FAF serves as the administrator of the Portfolios pursuant to an Administration Agreement dated as of September 21, 2005 by and between FAF and the Trust. U.S. Bancorp Fund Services, LLC, ("USBFS"), 615 East Michigan Street, Milwaukee, Wisconsin 53202, serves as sub-administrator pursuant to a Sub-Administration Agreement between FAF and USBFS dated June 1, 2007. USBFS is a subsidiary of U.S. Bancorp. Under the Administration Agreement, FAF provides, or compensates others to provide, services to the Portfolios. These services include various administrative and accounting services. For these services, the Trust pays FAF total fees, on an annual basis, equal to 0.02% of the aggregate average daily net assets of each Portfolio, and bears all of the Portfolios' other expenses, except for brokerage commissions and other expenditures in connection with the purchase and sale of portfolio securities, interest expense and, subject to the specific approval of a majority of the Trustees who are not interested persons of the Trust, taxes and extraordinary expenses. All fees paid to USBFS, as sub-administrator, are paid from the administrative fee. The following table sets forth total administrative fees (including fees for transfer agent and dividend disbursing agent services provided by FAF, as described below) paid to FAF by Prime Portfolio and Short-Term Bond Portfolio.



                              PERIOD FROM PORTFOLIOS'
                            COMMENCEMENT OF OPERATIONS
                              (APRIL 1, 2006) THROUGH    FISCAL YEAR ENDED
                                 DECEMBER 31, 2006       DECEMBER 31, 2007
                            --------------------------   -----------------
Prime Portfolio                      $762,493                $2,705,478
Short-Term Bond Portfolio             586,653                   758,628


     The Administration Agreement was approved initially for a two-year term by the Trustees, and will continue in effect from year to year unless terminated in writing by either FAF or the Trust at the end of such period or thereafter on 60 days' prior written notice given by either party to the other party.

TRANSFER AGENT

     FAF serves as the transfer agent for each Portfolio pursuant to an Administration Agreement dated as of September 21, 2005 by and between FAF and the Trust. Under the Administration Agreement, FAF, among other things, provides customary services of a transfer agent and dividend disbursing agent for the Trust.

     The Administration Agreement was approved initially for a two-year term by the Trustees, and will continue in effect from year to year unless terminated in writing by either the Transfer Agent or the Trust at the end of such period or thereafter on 60 days' prior written notice given by either party to the other party.

CUSTODIAN

     U.S. Bank, 800 Nicollet Mall, Minneapolis, Minnesota 55402, serves as the custodian ("Custodian") for each Portfolio of the Trust. The Custodian is a subsidiary of U.S. Bancorp.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     Ernst & Young LLP, 220 South Sixth Street, Suite 1400, Minneapolis, Minnesota 55402, serves as the independent registered public accounting firm for each Portfolio of the Trust, providing audit services, including audits of the annual financial statements.

ITEM 15. PORTFOLIO MANAGERS

OTHER ACCOUNTS MANAGED


     The following chart provides information as of December 31, 2007 about the mutual funds and accounts, other than the Short-Term Bond Portfolio, for which the Short-Term Bond Portfolio's portfolio manager, Emil C. Busse, is primarily responsible for day-to-day portfolio management. The information only pertains to accounts that were effective as of the end of the most recent fiscal year.



                                   Number of Accounts    Total Assets
                                   ------------------   -------------
Registered Investment Companies            1            $11.1 billion
Other Pooled Investment Vehicles           0            $   0
Other Accounts                             0            $   0


     For each of the categories, the number of accounts and the total assets in the accounts with respect to which the advisory fee is based on the performance of the account.

                                   Number of Accounts   Total Assets ($M)
                                   ------------------   -----------------
Registered Investment Companies             0                   $0
Other Pooled Investment Vehicles            0                   $0
Other Accounts                              0                   $0

OWNERSHIP


     As of December 31, 2007, Mr. Busse did not own any equity securities of the Trust.


COMPENSATION

     FAF's compensation program for the Short-Term Bond Portfolio is designed to be competitive and appropriate to attract and retain the highest caliber employees. Compensation of investment professionals primarily reflects their ability to generate long-term investment success for our clients, including shareholders of the Trust.

     Investment professionals are compensated through a combination of the following: (i) fixed base salary; (ii) discretionary incentive compensation in the form of a quarterly cash bonus;

(iii) discretionary incentive compensation in the form of awards under FAF's Long-Term Incentive Plan ("LTIP"); and (iv) contributions under U.S. Bank's Pension and 401(k) Plan. The Program's overall profitability determines the total amount of incentive compensation available to investment professionals. LTIP awards are paid to portfolio managers on an annual basis based upon general performance and expected contributions to the success of FAF. LTIP payments are comprised of two components: (i) FAF performance equity units and (ii) U.S. Bancorp options and restricted stock.

     An investment professional's total compensation is determined through a subjective process that evaluates numerous quantitative and qualitative factors, including the investment success of the portfolios managed by the individual. Investment professionals do not receive any direct compensation based solely upon the investment returns of the Portfolio.

     Among the factors included in this annual assessment of investment professional compensation are: relative investment performance of portfolios; complexity of investment strategies; and contribution to the investment team/discipline's dialogue. An investment professional's contribution to business results and overall business strategy, success of marketing/business development efforts, and client servicing are also taken into consideration. Furthermore, an investment professional's seniority/length of service with the firm, management and supervisory responsibilities, and fulfillment of FAF's leadership criteria are relevant to compensation decision-making.

POTENTIAL CONFLICT OF INTEREST DISCLOSURE

     As an investment advisor and fiduciary, FAF owes our clients and mutual fund shareholders an undivided duty of loyalty. We recognize that conflicts of interest are inherent in our business and accordingly have developed policies, procedures and disclosures reasonably designed to detect, manage and mitigate the effects of potential conflicts of interest in the area of employee personal trading, managing multiple accounts for multiple clients, including funds (hereinafter "clients"), and allocating investment opportunities. Investment professionals, including portfolio managers and research analysts, are subject to the above-mentioned policies and oversight to help ensure that all clients are treated equitably. As stated in these conflicts-related policies, we place the interests of our clients first and expect all of our employees to maintain our fiduciary duty.

Employee Personal Trading and the Code of Ethics

     FAF has policies to avoid conflicts of interest when investment professionals and other personnel of FAF own, buy or sell securities also owned by, or bought or sold for clients. FAF permits its employees to engage in personal securities transactions, and also allows them to allocate investments in the First American Fund Complex through direct purchase and a 401(k) Plan. Personal securities transactions by an employee may raise a potential conflict of interest when an employee owns or trades in a security that is owned or considered for purchase or sale by a client, or recommended for purchase or sale by an employee to a client. FAF has adopted a Code of Ethics that is designed to detect and prevent such conflicts of interest.

Managing Multiple Accounts for Multiple Clients

     The investment professional or investment professional teams for each Portfolio have responsibilities for managing all or a portion of the investments of multiple accounts with a common investment strategy, including other registered investment companies and unregistered investment portfolios. Potential conflicts of interest may arise when an investment professional has responsibilities for the investments of more than one account because the investment professional may be unable to devote equal time and attention to each account. Accordingly, FAF has compliance policies and oversight to manage these conflicts.

Allocating Investment Opportunities

     In addition, the investment professionals may have to decide how to select and allocate investment opportunities among accounts. Portfolio holdings, position sizes, and industry and sector exposures tend to be similar across similar accounts, which minimizes the potential for conflicts of interest. Nevertheless, investment opportunities may be allocated differently among accounts due to the particular characteristics of an account, such as cash position, tax status, risk tolerance and investment restrictions or for other reasons. As referenced above, FAF has procedures designed to ensure that information relevant to investment decisions are disseminated fairly and investment opportunities are allocated equitably among different clients.

ITEM 16. BROKERAGE ALLOCATION AND OTHER PRACTICES


     As the Trust's Portfolios are primarily composed of debt, rather than equity securities, most of the portfolio transactions are effected with dealers without the payment of brokerage commissions but at net prices, which usually include a spread or markup. In effecting such portfolio transactions on behalf of the Portfolios, the Advisor seeks the most favorable net price consistent with the best execution. The Advisor may, however, select a dealer to effect a particular transaction without communicating with all dealers who might be able to effect such transaction because of the volatility of the market and the desire of the Advisor to accept a particular price for a security because the price offered by the dealer meets guidelines for profit, yield, or both.


     Decisions with respect to placement of the portfolio transactions are made by the Advisor. The primary consideration in making these decisions is efficiency in executing orders and obtaining the most favorable net prices for the Portfolios. Most portfolio transactions are with the issuer or with major dealers acting for their own account and not as brokers. When consistent with these objectives, business may be placed with broker-dealers who furnish investment research services to the Advisor. Such research services would include advice, both directly and in writing, as to the value of securities, the advisability of investing in, purchasing, or selling securities, and the availability of securities or purchasers or sellers of securities, as well as analyses and reports concerning issues, industries, securities, economic factors and trends, portfolio strategy, and the performance of accounts.

     The research services may allow the Advisor to supplement its own investment research activities and enable the Advisor to obtain the views and information of individuals and research staffs of many different securities firms prior to making investment decisions for the Portfolios. To the extent portfolio transactions are effected with broker-dealers who furnish research services, the Advisor would receive a benefit, which is not capable of evaluation in dollar amounts, without providing any direct monetary benefit to the Portfolios from these transactions.

     The Advisor has not entered into any formal or informal agreements with any broker-dealers, and does not maintain any "formula" that must be followed in connection with the placement of portfolio transactions in exchange for research services provided to the Advisor, except as noted below. The Advisor may, from time to time, maintain an informal list of broker-dealers that will be used as a general guide in the placement of Portfolio business in order to encourage certain broker-dealers to provide the Advisor with research services, which the Advisor anticipates will be useful to it. Any list, if maintained, would be merely a general guide, which would be used only after the primary criteria for the selection of broker-dealers (discussed above) has been met, and, accordingly, substantial deviations from the list could occur. While it is not expected that any Portfolio will pay brokerage commissions, if it does, the Advisor would authorize the Portfolio to pay an amount of commission for effecting a securities transaction in excess of the amount of commission another broker-dealer would have charged only if the Advisor determined in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker-dealer, viewed in terms of either that particular transaction or the overall responsibilities of the Advisor with respect to the Portfolios.

     No Portfolio effects brokerage transactions in its portfolio securities with any broker-dealer affiliated directly or indirectly with its Advisor unless such transactions, including the frequency thereof, the receipt of commissions payable in connection therewith, and the selection of the affiliated broker-dealer effecting such transactions are not unfair or unreasonable to the shareholders of the Portfolio, as determined by the Board of Trustees. Any transactions with an affiliated broker-dealer must be on terms that are both at least as favorable to the Portfolio as such Portfolio can obtain elsewhere and at least as favorable as such affiliate broker-dealer normally gives to others.

     When two or more clients of the Advisor are simultaneously engaged in the purchase or sale of the same security, the prices and amounts are allocated in accordance with a formula considered by the Advisor to be equitable to each client. In some cases, this system could have a detrimental effect on the price or volume of the security as far as each client is concerned. In other cases, however, the ability of the clients to participate in volume transactions will produce better executions for each client.


     During the fiscal year ended December 31, 2007, the Portfolios paid no brokerage commissions to affiliated brokers. At December 31, 2007, the Portfolios held securities of broker-dealers which are deemed to be "regular brokers or dealers" of the Portfolios under the 1940 Act (or of such broker-dealers' parent companies) in the following amounts:


                                                                                   Short-Term
Broker                                                 Prime Portfolio           Bond Portfolio
------                                                 ---------------           --------------
Morgan Stanley                                            $202,087,735              $47,890,000
Merrill Lynch                                             $126,050,000              $23,950,000
Credit Suisse                                                      N/A              $50,000,000
Goldman Sachs                                                      N/A              $50,000,000
Lehman Brothers                                                    N/A              $40,000,000

ITEM 17. CAPITAL STOCK AND OTHER SECURITIES

     Under its Declaration of Trust, the Trust is authorized to issue an unlimited number of shares of beneficial interest with a par value of $0.01 per share, which may be divided into one or more series and class, each of which evidences pro rata ownership interest in a different investment portfolio. The Trustees may create additional portfolio series at any time without shareholder approval. The shares of each portfolio series may have such rights and preferences as the Trustees may establish from time to time, including the right of redemption (including the price, manner and terms of redemption), special and relative rights as to dividends and distributions, liquidation rights, sinking or purchase fund provisions, conversion rights and conditions under which any portfolio series may have separate voting rights or no voting rights.

     As of the date of this Statement of Additional Information, the Trust is comprised of the following portfolio series, each of which commenced operations on the date set forth opposite the Portfolio's name:

Commencement of Operations   Portfolio Name
--------------------------   --------------
        10/18/2005           Mount Vernon Securities Lending Prime Portfolio
        10/18/2005           Mount Vernon Securities Lending Short-Term Bond
                             Portfolio

     The Trust is authorized, without shareholder approval, to divide shares of any series into two or more classes of shares, each class having such different dividend, liquidation, voting and other rights as the Trustees may determine without shareholder approval.

     Any amendment to the Declaration of Trust that would materially and adversely affect shareholders of the Trust as a whole, or shareholders of a particular portfolio series, must be approved by the holders of a majority of the shares of the Trust or the portfolio series, respectively. All other amendments may be effected by the Trust's Board of Trustees.

     The Declaration of Trust provides that shareholders shall not be subject to any personal liability for the acts or obligations of a portfolio series. If any present or past shareholder of any portfolio series of the Trust is charged or held personally liable for any obligation or liability of the Trust solely by reason of being or having been a shareholder and not because of such shareholder's acts or omissions or for some other reason, the portfolio series, upon request, shall assume the defense against such charge and satisfy any judgment thereon, and the shareholder or former shareholder shall be entitled out of the assets of such portfolio series to be held harmless from and indemnified against all loss and expense arising from such liability. Thus, the risk to shareholders of incurring financial loss beyond their investments is limited to circumstances in which the portfolio series itself would be unable to meet its obligations.

     The Trust will not have an Annual Meeting of Shareholders. Annual and special meetings of Shareholders may be held on such date and at such time as shall be set or provided by the Board of Trustees.

ITEM 18. PURCHASE, REDEMPTION AND PRICING OF SHARES

MANNER IN WHICH SHARES ARE OFFERED

     Shares of each Portfolio may only be offered to, and be held by, participants in U.S. Bank's securities lending program. Shares are sold on a private placement basis in accordance with Regulation D under the Securities Act of 1933, as amended. Because shares are sold directly by the Trust without a distributor, they are not subject to a sales load or redemption fee, and assets of the Trust are not subject to a Rule 12b-1 fee.

VALUATION OF PORTFOLIO SHARES


     With the exception of Good Friday, net asset value ("NAV") per share for the shares of the Portfolios are calculated as of 4:30 p.m. Eastern time on each day on which the Federal Reserve Bank is open for business. The Portfolios observe Good Friday in addition to the following holidays observed by the Federal Reserve Bank: New Year's Day, Birthday of Martin Luther King, Jr., Washington's Birthday, Memorial Day, Independence Day, Labor Day, Columbus Day, Veterans Day, Thanksgiving Day and Christmas Day. On December 31, 2007, the NAV per share for the Portfolios was calculated as set forth below.



                                                                                 Net Asset
                                Net Assets        /        Shares         =  Value Per Share
                               (In Dollars)             Outstanding            (In Dollars)
                            ------------------       -----------------       ---------------
Prime Portfolio             $11,085,291,415.61       11,085,313,422.55            $1.00
Short-Term Bond Portfolio   $ 3,900,534,313.01        3,907,051,956.85            $1.00


     The Prime Portfolio will use its best efforts to maintain a constant price per share of $1.00, although there can be no assurance that the $1.00 NAV per share will be maintained. In accordance with this effort and pursuant to Rule 2a-7 under the 1940 Act, each Portfolio uses the amortized cost valuation method to value its portfolio instruments. This method involves valuing an instrument at its cost and thereafter assuming a constant amortization to maturity of any discount or premium even though the portfolio security may increase or decrease in market value generally in response to changes in interest rates. While this method provides certainty in valuation, it may result in periods during which value, as determined by amortized cost, is higher or lower than the price a Portfolio would receive if it sold the instrument.

     The Trustees have established procedures reasonably designed to stabilize the Prime Portfolio's price per share at $1.00. These procedures include (i) the determination of the deviation from $1.00, if any, of the Portfolio's NAV using market values, (ii) periodic review by the Trustees of the amount of and the methods used to calculate the deviation, and (iii) maintenance of records of such determination. The Trustees will promptly consider what action, if any, should be taken if such deviation exceeds 1/2 of one percent.


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

     The Short-Term Bond Portfolio values its investment portfolio at market value. This generally means that securities listed and traded principally on any national securities exchange are valued on the basis of the last sale price or, lacking any sales, at the closing bid price on the primary exchange on which the security is traded. United States securities traded principally over-the-counter and options are valued on the basis of the last reported bid price. Futures contracts are valued on the basis of the last reported sale price.

     Because many fixed-income securities do not trade each day, last sale or bid prices are frequently not available. Therefore, fixed-income securities may be valued using prices provided by a pricing service when such prices are determined by the Trust's Advisor to reflect the market value of such securities.

     The Short-Term Bond Portfolio values securities maturing within 60 days of the valuation date at amortized cost unless the Advisor, pursuant to valuation procedures adopted by the Board of Trustees determines that amortized cost does not represent market value. This method involves valuing an instrument at its cost and thereafter assuming a constant amortization to maturity of any discount or premium, even though the portfolio security may increase or decrease in market value generally in response to changes in interest rates. While this method provides certainty in valuation, it may result in periods during which value, as determined by amortized cost, is higher or lower than the price the Portfolio would receive if it sold the instrument.

     Valuing securities at fair value involves greater reliance on judgment than valuing securities that have readily available market quotations. Fair value determinations can also involve reliance on quantitative models employed by a fair value pricing service. There can be no assurance that a Portfolio could obtain the fair value assigned to a security if they were to sell the security at approximately the time at which the Portfolio determines its NAV per share.

ITEM 19. TAXATION

FEDERAL TAXES

     PRIME PORTFOLIO. The Portfolio intends to elect each year to be taxed as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"). If so qualified, the Portfolio will not be liable for federal income taxes to the extent it distributes its taxable income to its shareholders.

     The Portfolio expects to distribute net realized short-term capital gains (if any) once each year, although it may distribute them more frequently, if necessary in order to maintain the Portfolio's net asset value at $1.00 per share. Distributions of net investment income and net short-term capital gains are taxable to investors as ordinary income.

     Under the Code, the Portfolio is required to withhold 28% of reportable payments (including dividends, capital gain distributions, if any, and redemptions) paid to certain shareholders who have not certified that the social security number or taxpayer identification


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

number supplied by them is correct and that they are not subject to backup withholding because of previous under reporting to the IRS. These backup withholding requirements generally do not apply to shareholders that are corporations or governmental units or certain tax-exempt organizations.

     SHORT-TERM BOND PORTFOLIO. The Portfolio intends to fulfill the requirements of Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"), as a regulated investment company. If so qualified, the Portfolio will not be liable for federal income taxes to the extent it distributes its taxable income to its shareholders.

     Some of the investment practices that may be employed by the Portfolio will be subject to special provisions that, among other things, may defer the use of certain losses of the Portfolio, affect the holding period of the securities held by the Portfolio. These provisions may also require the Portfolio to mark-to-market some of the positions in its portfolio (i.e., treat them as closed out) or to accrue original discount, both of which may cause the Portfolio to recognize income without receiving cash with which to make distributions in amounts necessary to satisfy the distribution requirements for qualification as a regulated investment company and for avoiding income and excise taxes. Accordingly, in order to make the required distributions, the Portfolio may be required to borrow or liquidate securities. The Portfolio will monitor its transactions and may make certain elections in order to mitigate the effect of these rules and prevent disqualification of the Portfolio as a regulated investment company.

     It is expected that any net gain realized from the closing out of futures contracts, options, or forward currency contracts will be considered gain from the sale of securities or currencies and therefore qualifying income for purposes of the requirement that a regulated investment company derive at least 90% of gross income from investment securities.

     Any loss on the sale or exchange of shares of the Portfolio generally will be disallowed to the extent that a shareholder acquires or contracts to acquire shares of the Portfolio within 30 days before or after such sale or exchange. Furthermore, if shares with respect to which a long-term capital gain distribution has been made are held for less than six months, any loss on the sale of exchange of such shares will be treated as a long-term capital loss to the extent of such long-term capital gain distribution.

     For federal tax purposes, if a shareholder exchanges shares of a Portfolio for shares of any other Portfolio, such exchange will be considered a taxable sale of the shares being exchanged.

     Pursuant to the Code, distributions of net investment income by the Portfolio to a shareholder who is a foreign shareholder (as defined below) will be subject to U.S. withholding tax (at a rate of 30% or lower treaty rate). Withholding will not apply if a dividend paid by the Portfolio to a foreign shareholder is "effectively connected" with a U.S. trade or business of such shareholder, in which case the reporting and withholding requirements applicable to U.S. citizens or domestic corporations will apply. Distributions of net long-term capital gains are not subject to tax withholding but, in the case of a foreign shareholder who is a nonresident alien individual, such distributions ordinarily will be subject to U.S. income tax at a rate of 30% if the individual


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

is physically present in the U.S. for more than 182 days during the taxable year. The Portfolio will report annually to its shareholders the amount of any withholding.

     A foreign shareholder is any person who is not (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity organized in the United States or under the laws of the Untied States or a political subdivision thereof, (iii) an estate whose income is includible in gross income for U.S. federal income tax purposes of (iv) a trust whose administration is subject to the primary supervision of the U.S. court and which has one or more U.S. fiduciaries who have authority to control all substantial decisions of the trust.

     The foregoing relates only to federal income taxation and is a general summary of the federal tax law in effect as of the date of this Statement of Additional Information.

ITEM 20. UNDERWRITERS

     Not Applicable.

ITEM 21. CALCULATION OF PERFORMANCE DATA

     No SAI disclosure is required by this Item.

ITEM 22. FINANCIAL STATEMENTS

     The audited financial statements for the fiscal year ended December 31, 2006, for the Prime Portfolio and the Short-Term Bond Portfolio, including Ernst & Young LLP report thereon, are included in the Portfolios' Annual Report to Shareholders, which was filed with the SEC on March 9, 2007, and is incorporated into this SAI by reference.


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

APPENDIX A

     A rating of a rating service represents that service's opinion as to the credit quality of the rated security. However, such ratings are general and cannot be considered absolute standards of quality or guarantees as to the creditworthiness of an issuer. A rating is not a recommendation to purchase, sell or hold a security, because it does not take into account market value or suitability for a particular investor. Market values of debt securities may change as a result of a variety of factors unrelated to credit quality, including changes in market interest rates.

     When a security has been rated by more than one service, the ratings may not coincide, and each rating should be evaluated independently. Ratings are based on current information furnished by the issuer or obtained by the rating services from other sources which they consider reliable. Ratings may be changed, suspended or withdrawn as a result of changes in or unavailability of such information, or for other reasons. In general, the Portfolios are not required to dispose of a security if its rating declines after it is purchased, although they may consider doing so.

RATINGS OF LONG-TERM CORPORATE DEBT OBLIGATIONS AND MUNICIPAL BONDS

     STANDARD & POOR'S

     AAA: An obligation rated AAA has the highest rating assigned by Standard & Poor's. The obligor's capacity to meet its financial commitment on the obligation is extremely strong.

     AA: An obligation rated AA differs from the highest rated obligations only in small degree. The obligor's capacity to meet its financial commitment on the obligation is very strong.

     A: An obligation rated A is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than bonds in higher rated categories. However, the obligor's capacity to meet its financial commitment on the obligation is still strong.

     BBB: An obligation rated BBB exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.

     Obligations rated BB, B, CCC, CC, and C are regarded as having significant speculative characteristics. BB indicates the least degree of speculation and C the highest. While such obligations will likely have some quality and protective characteristics, these may be outweighed by large uncertainties or major exposures to adverse conditions.

     BB: An obligation rated BB is less vulnerable to nonpayment than other speculative issues. However, it faces major ongoing uncertainties or exposure to adverse business,


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

     financial or economic conditions which could lead to the obligor's inadequate capacity to meet its financial commitment on the obligation.

     B: An obligation rated B is more vulnerable to nonpayment than obligations rated BB, but the obligor currently has the capacity to meet its financial commitment on the obligation. Adverse business, financial, or economic conditions will likely impair the obligor's capacity or willingness to meet its financial commitment on the obligation.

     CCC: An obligation rated CCC is currently vulnerable to nonpayment, and is dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitment on the obligation. In the event of adverse business, financial, or economic conditions, the obligor is not likely to have the capacity to meet its financial commitment on the obligation.

     CC: An obligation rated CC is currently highly vulnerable to nonpayment.

     C: A subordinated debt or preferred stock obligation rated C is currently highly vulnerable to nonpayment. The C rating may be used to cover a situation where a bankruptcy petition has been filed or similar action taken, but payments on this obligation are being continued. A C also will be assigned to a preferred stock issue in arrears on dividends or sinking fund payments, but that is currently paying.

     D: An obligation rated D is in payment default. The D rating category is used when payments on an obligation are not made on the date due even if the applicable grace period has not expired, unless Standard & Poor's believes that such payments will be made during such grace period. The D rating also will be used upon the filing of a bankruptcy petition or the taking of a similar action if payments on an obligation are jeopardized.

     The ratings from AA to CCC may be modified by the addition of a plus (+) or minus (-) sign to show relative standing within the major rating categories.

     MOODY'S

     AAA: Bonds and preferred stock that are rated Aaa are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edge." Interest payments are protected by a large or exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

     AA: Bonds and preferred stock that are rated Aa are judged to be of high quality by all standards. Together with the Aaa group, they comprise what are generally known as high-grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities, or fluctuation of protective elements may be of


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

     greater amplitude, or there may be other elements present which make the long-term risks appear somewhat greater than in Aaa securities.

     A: Bonds and preferred stock that are rated A possess many favorable investment attributes and are to be considered as upper-medium-grade obligations. Factors giving security to principal and interest are considered adequate, but elements may be present which suggest a susceptibility to impairment some time in the future.

     BAA: Bonds and preferred stock that are rated Baa are considered as medium-grade obligations (i.e., they are neither highly protected nor poorly secured). Interest payments and principal security appear adequate for the present, but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such securities lack outstanding investment characteristics, and in fact have speculative characteristics as well.

     BA: Bonds and preferred stock that are rated Ba are judged to have speculative elements; their future cannot be considered as well assured. Often the protection of interest and principal payments may be very moderate, and thereby not well safeguarded during both good and bad times over the future. Uncertainty of position characterizes issues in this class.

     B: Bonds and preferred stock that are rated B generally lack characteristics of the desirable investment. Assurance of interest and principal payments or of maintenance of other terms of the contract over any long period of time may be small.

     CAA: Bonds and preferred stock that are rated Caa are of poor standing. Such issues may be in default or there may be present elements of danger with respect to principal or interest.

     CA: Bonds and preferred stock that are rated Ca represent obligations that are speculative in a high degree. Such issues are often in default or have other marked shortcomings.

     C: Bonds and preferred stock that are rated C are the lowest rated class of bonds, and issues so rated can be regarded as having extremely poor prospects of ever attaining any real investment standing.

     Moody's applies numerical modifiers 1, 2, and 3 in each generic rating classification from Aa through Caa. The modifier 1 indicates that the obligation ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates a ranking in the lower end of that generic rating category.

     FITCH

     AAA: Securities considered to be investment grade and of the highest credit quality. These ratings denote the lowest expectation of credit risk and are assigned only in case of


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

     exceptionally strong capacity for timely payment of financial commitments. This capacity is highly unlikely to be adversely affected by foreseeable events.

     AA: Securities considered to be investment grade and of very high credit quality. These ratings denote a very low expectation of credit risk and indicate very strong capacity for timely payment of financial commitments. This capacity is not significantly vulnerable to foreseeable events.

     A: Securities considered to be investment grade and of high credit quality. These ratings denote a low expectation of credit risk and indicate strong capacity for timely payment of financial commitments. This capacity may, nevertheless, be more vulnerable to changes in circumstances or in economic conditions than is the case for higher ratings.

     BBB: Securities considered to be investment grade and of good credit quality. These ratings denote that there is currently a low expectation of credit risk. The capacity for timely payment of financial commitments is considered adequate, but adverse changes in circumstances and in economic conditions are more likely to impair this capacity. This is the lowest investments grade category.

     BB: Securities considered to be speculative. These ratings indicate that there is a possibility of credit risk developing, particularly as the result of adverse economic change over time; however, business or financial alternatives may be available to allow financial commitments to be met. Securities rated in this category are not investment grade.

     B: Securities are considered highly speculative. These ratings indicate that significant credit risk is present, but a limited margin of safety remains. Financial commitments are currently being met; however, capacity for continued payment is contingent upon a sustained, favorable business and economic environment.

     CCC, CC AND C: Securities have high default risk. Default is a real possibility, and capacity for meeting financial commitments is solely reliant upon sustained, favorable business or economic developments. CC ratings indicate that default of some kind appears probable, and C ratings signal imminent default.

     DDD, DD AND D: Securities are in default. The ratings of obligations in this category are based on their prospects for achieving partial or full recovery in a reorganization or liquidation of the obligor. While expected recovery values are highly speculative and cannot be estimated with any precision, the following serve as general guidelines. DDD obligations have the highest potential for recovery, around 90%-100% of outstanding amounts and accrued interest. DD indicates potential recoveries in the range of 50%-90%, and D the lowest recovery potential, i.e., below 50%.

     Entities rated in this category have defaulted on some or all of their obligations. Entities rated DDD have the highest prospect for resumption of performance or continued operation with or without a formal reorganization process. Entities rated DD and D are generally undergoing a formal reorganization or liquidation process; those rated DD are likely to satisfy a higher portion


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

of their outstanding obligations, while entities rated D have a poor prospect for repaying all obligations.

     The ratings from AA to CCC may be modified by the addition of a plus (+) or minus (-) sign to show the relative standing within the major rating categories.

RATINGS OF MUNICIPAL NOTES

     STANDARD & POOR'S

     SP-1: Strong capacity to pay principal and interest. An issue determined to possess a very strong capacity to pay debt service is given a plus (+) designation.

     SP-2: Satisfactory capacity to pay principal and interest, with some vulnerability to adverse financial and economic changes over the term of the notes.

     SP-3: Speculative capacity to pay principal and interest.

None of the Portfolios will purchase SP-3 municipal notes.

     MOODY'S. Generally, Moody's ratings for state and municipal short-term obligations are designated Moody's Investment Grade ("MIG"); however, where an issue has a demand feature which makes the issue a variable rate demand obligation, the applicable Moody's rating is "VMIG."

     MIG 1/VMIG 1: This designation denotes the superior credit quality. Excellent protection is afforded by established cash flows, highly reliable liquidity support, or demonstrated broad-based access to the market for refinancing.

     MIG 2/VMIG 2: This designation denotes strong credit quality. Margins of protection are ample although not as large as in the preceding group.

     MIG 3/VMIG 3: This designation denotes acceptable credit quality. Liquidity and cash flow protection may be narrow and market access for refinancing is likely to be less well established.

None of the Portfolios will purchase MIG 2/VMIG 3 municipal notes.

RATINGS OF COMMERCIAL PAPER

     STANDARD & POOR'S

     Commercial paper ratings are graded into four categories, ranging from A for the highest quality obligations to D for the lowest. None of the Portfolios will purchase commercial paper rated A-3 or lower.


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

     A-1: A short-term obligation rated A-1 is rated in the highest category by Standard & Poor's. The obligor's capacity to meet its financial commitment on the obligation is strong. Within this category, certain obligations are designated with a plus sign (+). This indicates that the obligor's capacity to meet its financial commitment on these obligations is extremely strong.

     A-2: A short-term obligation rated A-2 is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rating categories. However, the obligor's capacity to meet its financial commitment on the obligation is satisfactory.

     A-3: A short-term obligation rated A-3 exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.

     MOODY'S

     Moody's employs the following three designations, all judged to be investment grade, to indicate the relative repayment capacity of rated issuers. None of the Portfolios will purchase Prime-3 commercial paper.

     PRIME-1: Issuers rated Prime-1 (or supporting institutions) have a superior ability for repayment of senior short-term debt obligations. Prime-1 repayment ability will often be evidenced by many of the following characteristics:

     -    Leading market positions in well-established industries.

     -    High rates of return on funds employed.

     - Conservative capitalization structure with moderate reliance on debt and ample asset protection.

     - Broad margins in earnings coverage of fixed financial charges and high internal cash generation.

     - Well-established access to a range of financial markets and assured sources of alternate liquidity.

     PRIME-2: Issuers rated Prime-2 (or supporting institutions) have a strong ability for repayment of senior short-term debt obligations. This will normally be evidenced by many of the characteristics cited above but to a lesser degree. Earnings trends and coverage ratios, while sound, may be more subject to variation. Capitalization characteristics, while still appropriate, may be more affected by external conditions. Ample alternate liquidity is maintained.

     PRIME-3: Issuers (or supporting institutions) rated Prime-3 have an acceptable ability for repayment of senior short-term obligations. The effect of industry characteristics and market compositions may be more pronounced. Variability in earnings and profitability may result in changes in the level of debt-protection measurements and may require relatively high financial leverage. Adequate alternate liquidity is maintained.


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

     FITCH

     Fitch employs the following three designations, all judged to be investment grade, to indicate the relative repayment capacity of rated issuers. None of the Portfolios will purchase F3 commercial paper.

     F1: Securities possess the highest credit quality. This designation indicates the strongest capacity for timely payment of financial commitments and may have an added "+" to denote any exceptionally strong credit feature.

     F2: Securities possess good credit quality. This designation indicates a satisfactory capacity for timely payment of financial commitments, but the margin of safety is not as great as in the case of the higher ratings.

     F3: Securities possess fair credit quality. This designation indicates that the capacity for timely payments of financial commitments is adequate; however, near-term adverse changes could result in a reduction to non-investment grade.

APPENDIX B


The Board of Trustees of the Mount Vernon Securities Lending Trust (the "Trust") has determined that it is in the best interests of the Trust and its respective series (each, a "Portfolio" and collectively, the "Portfolios") to adopt the following policy and procedures with respect to voting proxies relating to portfolio securities held by certain of the Portfolios.



                       PROXY VOTING POLICIES & PROCEDURE



GENERAL PRINCIPLES



FAF Advisors, Inc. ("FAF Advisors") is the investment adviser for the First American family of mutual funds (the "Funds") and for institutional and other separately managed accounts (collectively, with the Funds, "Client Accounts"). As such, Client Accounts may confer upon FAF Advisors complete discretion to vote proxies. It is FAF Advisors' duty to vote proxies in the best interests of its clients. In voting proxies, FAF Advisors also seeks to maximize total investment return for its clients.



In the event that FAF Advisors contracts with another investment adviser to act as a sub-adviser for a Client Account, FAF Advisors may delegate proxy voting responsibility to the sub-adviser. Where FAF has delegated proxy voting responsibility, the sub-adviser will be responsible for developing and adhering to its own proxy voting policies. FAF Advisors will approve a sub-adviser's proxy voting policies, and will review these policies at least annually.



FAF Advisors' Investment Policy Committee ("IPC"), comprised of the firm's most senior investment professionals, is charged with oversight of the proxy voting policies and procedures. The IPC is responsible for (1) approving the proxy voting policies and procedures, and (2) oversight of the activities of FAF Advisors' Proxy Voting Administration Committee ("PVAC"). The PVAC is responsible for providing an administrative framework to facilitate and monitor FAF Advisors' exercise of its fiduciary duty to vote client proxies and fulfill the obligations of reporting and recordkeeping under the federal securities laws.



POLICIES



The IPC, after reviewing and concluding that such policies are reasonably designed to vote proxies in the best interests of clients, has approved and adopted the proxy voting policies of RiskMetrics Group ("RMG"), a leading national provider of proxy voting administrative and research services. As a result, such policies set forth FAF Advisors' positions on recurring proxy issues and criteria for addressing non-recurring issues. These policies are reviewed periodically by RMG, and therefore are subject to change. Even though it has adopted RMG's policies, FAF Advisors maintains the fiduciary responsibility for all proxy voting decisions.



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PROCEDURES



A. Supervision of Proxy Voting Service



The PVAC shall supervise the relationship with FAF Advisors' proxy voting service, RMG. RMG apprises FAF Advisors of shareholder meeting dates, provides research on proxy proposals and voting recommendations, and casts the actual proxy votes. RMG also serves as FAF Advisors' proxy voting record keeper and generates reports on how proxies were voted.



B. Conflicts of Interest



As an affiliate of U.S. Bancorp, a large multi-service financial institution, FAF Advisors recognizes that there are circumstances wherein it may have a perceived or real conflict of interest in voting the proxies of issuers or proxy proponents (e.g., a special interest group) who are clients or potential clients of some part of the U.S. Bancorp enterprise. Directors and officers of such companies may have personal or familial relationships with the U.S. Bancorp enterprise and/or its employees that could give rise to potential conflicts of interest.



FAF Advisors will vote proxies in the best interest of its clients regardless of such real or perceived conflicts of interest. By adopting RMG's policies, FAF Advisors believes the risk related to conflicts will be minimized. To further minimize this risk, the IPC will review RMG's conflict avoidance policy at least annually to ensure that it adequately addresses both the actual and perceived conflicts of interest the proxy voting service may face.



In the event that RMG faces a material conflict of interest with respect to a specific vote, the PVAC shall direct RMG how to vote. The PVAC shall receive voting direction from the Head of Equity Research, who will seek voting direction from appropriate investment personnel. Before doing so, however, the PVAC will confirm that FAF Advisors faces no material conflicts of its own with respect to the specific proxy vote.



If the PVAC concludes that a material conflict does exist, it will recommend to the IPC a course of action designed to address the conflict. Such actions could include, but are not limited to:



     1. Obtaining instructions from the affected client(s) on how to vote the proxy;



     2. Disclosing the conflict to the affected client(s) and seeking their consent to permit FAF Advisors to vote the proxy;



     3.   Voting in proportion to the other shareholders;



     4. Recusing an IPC member from all discussion or consideration of the matter, if the material conflict is due to such person's actual or potential conflict of interest; or



     5.   Following the recommendation of a different independent third party.



In addition to all of the above, members of the IPC and the PVAC must notify FAF Advisors' Chief Compliance Officer of any direct, indirect or perceived improper influence exerted by any employee, officer or director within the U.S. Bancorp enterprise or First American Fund complex with regard to how FAF Advisors should vote proxies. The Chief Compliance Officer will



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


investigate the allegations and will report the findings to FAF Advisors' Chief Executive Officer and the General Counsel. If it is determined that improper influence was attempted, appropriate action shall be taken. Such appropriate action may include disciplinary action, notification of the appropriate senior managers within the U.S. Bancorp enterprise, or notification of the appropriate regulatory authorities. In all cases, the IPC shall not consider any improper influence in determining how to vote proxies, and will vote in the best interests of clients.



C. Proxy Vote Override



From time to time, a Portfolio Manager may initiate action to override the RMG recommendation for a particular vote. Any such override shall be reviewed by FAF Advisors' Legal Department for material conflicts. If the Legal Department determines that no material conflicts exist, the approval of one investment professional on the IPC or the Head of Equity Research shall authorize the override. If a material conflict exists then the override will not be effectuated.



D. Securities Lending



In order to generate incremental revenue, some clients may participate in U.S. Bank's securities lending program. If a client has elected to participate in the lending program then it will not have the right to vote the proxies of any securities that are on loan as of the shareholder meeting record date. A client, or a Portfolio Manager, may place restrictions on loaning securities and/or recall a security on loan at any time. Such actions must be affected prior to the record date for a meeting if the purpose for the restriction or recall is to secure the vote.



Portfolio Managers and/or Analysts who become aware of upcoming proxy issues relating to any securities in portfolios they manage, or issuers they follow, will consider the desirability of recalling the affected securities that are on loan or restricting the affected securities prior to the record date for the matter. If the proxy issue is determined to be material, and the determination is made prior to the shareholder meeting record date the Portfolio Manager(s) will contact the Securities Lending Department to recall securities on loan or restrict the loaning of any security held in any portfolio they manage, if they determine that it is in the best interest of shareholders to do so. Training regarding the process to recall securities on loan or restrict the loaning of securities is given to all Portfolio Managers and Analysts.



E. Proxy Voting for ERISA Clients



In the event that a proxy voting issue arises for an ERISA client, FAF Advisors is prohibited from voting shares with respect to any issue advanced by a party in interest, such as U.S. Bancorp or any of the First American Funds.



F. Proxy Voting Records



As required by Rule 204-2 of the Investment Company Act of 1940, FAF Advisors shall make and retain five types of records relating to proxy voting; (1) proxy voting policies and procedures; (2) proxy statements received for client and fund securities; (3) records of votes cast



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


on behalf of clients and funds; (4) records of written requests for proxy voting information and written responses from the advisor to either a written or oral request; and (5) any documents prepared by the advisor that were material to making a proxy voting decision or that memorialized the basis for the decision. FAF Advisors may rely on RMG to make and retain on our behalf records pertaining to the rule.



Each sub-advisor shall be responsible for making and retaining all proxy voting records required by the rule and shall provide them to FAF Advisors upon request.



G. Fund of Funds Provision



In instances where FAF Advisors provides investment advice to a fund of funds that acquires shares of affiliated funds or three percent or more of the outstanding voting securities of an unaffiliated fund, the acquiring fund shall seek instructions from its shareholders as to how to vote shares of those acquired funds, or to vote the shares in the same proportion as the vote of all other shareholders of the acquired fund. If compliance with this policy results in a vote of any shares in a manner different than the RMG recommendation, such vote will not require compliance with the Proxy Vote Override procedures set forth above.



H. Review and Reports



The PVAC shall maintain a review schedule. The schedule shall include reviews for the proxy voting policy, the proxy voting record, account maintenance, and other reviews as deemed appropriate by the PVAC. The PVAC shall review the schedule at least annually.



The PVAC will report to the IPC with respect to all identified conflicts and how they were addressed. These reports will include all Client Accounts, including those that are sub-advised. With respect to the review of votes cast on behalf of investments by the Funds, such review will also be reported to the Board of Directors of the Funds at each of their regularly scheduled meetings.



I. Vote Disclosure to Shareholders



FAF Advisors shall disclose its proxy voting record on the Funds' website at www.firstamericanfunds.com and/or on the SEC's website at www.sec.gov. Additionally, shareholders can receive, on request, the voting records for the Funds by calling a toll free number (1-800-677-3863).



FAF Advisors' institutional and separately managed account clients can contact their relationship manager for more information on FAF Advisors' policies and the proxy voting record for their account. The information available includes name of issuer, ticker/CUSIP, shareholder meeting date, description of item and FAF Advisors' vote.



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J. Form N-PX



FAF Advisors will cause Form N-PX to be filed with the Securities and Exchange Commission, and ensure that any other proxy vote related filings as required by regulation or contract are timely made.



RMG PROXY VOTING GUIDELINES SUMMARY



The following is a concise summary of RMG's proxy voting policy guidelines.



1. AUDITORS



AUDITOR RATIFICATION



Vote FOR proposals to ratify auditors, unless any of the following apply:



     - An auditor has a financial interest in or association with the company, and is therefore not independent,



     - There is reason to believe that the independent auditor has rendered an opinion which is neither accurate nor indicative of the company's financial position; or



     -    Fees for non-audit services ("Other" fees) are excessive.



2. BOARD OF DIRECTORS



VOTING ON DIRECTOR NOMINEES IN UNCONTESTED ELECTIONS



Vote CASE-BY-CASE on director nominees, examining, but not limited to, the following factors:



     -    Composition of the board and key board committees;



     -    Attendance at board and committee meetings;



     -    Corporate governance provisions and takeover activity;



     -    Disclosures under Section 404 of Sarbanes-Oxley Act;



     -    Long-term company performance relative to a market and peer index;



     -    Extent of the director's investment in the company;



     -    Existence of related party transactions;



     -    Whether the chairman is also serving as CEO;



     -    Whether a retired CEO sits on the board;



     -    Number of outside boards at which a director serves;



     - Majority vote standard for director elections without a provision to allow for plurality voting when there are more nominees than seats.



WITHHOLD from individual directors who:



     - Attend less than 75 percent of the board and committee meetings without a valid excuse (such as illness, service to the nation, work on behalf of the company);



     -    Sit on more than six public company boards;



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     -    Are CEOs of public companies who sit on the boards of more than two public companies besides their own-- withhold only at their outside boards.



WITHHOLD from the entire board of directors, (except from new nominees, who should be considered on a CASE-BY-CASE basis) if:



     - The company's proxy indicates that not all directors attended 75% of the aggregate of their board and committee meetings, but fails to provide the required disclosure of the names of the directors involved. If this information cannot be obtained, withhold from all incumbent directors;



     - The company's poison pill has a dead-hand or modified dead-hand feature. Withhold every year until this feature is removed;



     - The board adopts or renews a poison pill without shareholder approval since the beginning of 2005, does not commit to putting it to shareholder vote within 12 months of adoption, or reneges on a commitment to put the pill to a vote, and has not yet received a withhold recommendation for this issue;



     - The board failed to act on a shareholder proposal that received approval by a majority of the shares outstanding the previous year;



     - The board failed to act on a shareholder proposal that received approval of the majority of shares cast for the previous two consecutive years;



     - The board failed to act on takeover offers where the majority of the shareholders tendered their shares;



     - At the previous board election, any director received more than 50 percent withhold votes of the shares cast and the company has failed to address the issue(s) that caused the high withhold rate;



     - The company is a Russell 3000 company that underperformed its industry group (GICS group) under the criteria discussed in the section "Performance Test for Directors".



WITHHOLD from Inside Directors and Affiliated Outside Directors (per the Classification of Directors below) when:



     - The inside or affiliated outside director serves on any of the three key committees: audit, compensation, or nominating;



     - The company lacks an audit, compensation, or nominating committee so that the full board functions as that committee;



     - The company lacks a formal nominating committee, even if board attests that the independent directors fulfill the functions of such a committee;



     -    The full board is less than majority independent.



WITHHOLD from the members of the Audit Committee if:



     - The non - audit fees paid to the auditor are excessive (see discussion under Auditor Ratification);



     - A material weakness identified in the Section 404 Sarbanes-Oxley Act disclosures rises to a level of serious concern; there are chronic internal control issues and an absence of established effective control mechanisms;



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     -    There is persuasive evidence that the audit committee entered into an inappropriate indemnification agreement with its auditor that limits the ability of the company, or its shareholders, to pursue legitimate legal recourse against the audit firm.



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WITHHOLD from the members of the Compensation Committee if:



     - There is a negative correlation between the chief executive's pay and company performance (see discussion under Equity Compensation Plans);



     - The company reprices underwater options for stock, cash or other consideration without prior shareholder approval, even if allowed in their equity plan;



     - The company fails to submit one-time transfers of stock options to a shareholder vote;



     - The company fails to fulfill the terms of a burn rate commitment they made to shareholders;



     -    The company has backdated options (see "Options Backdating" policy);



     - The company has poor compensation practices (see "Poor Pay Practices" policy). Poor pay practices may warrant withholding votes from the CEO and potentially the entire board as well.



WITHHOLD from directors, individually or the entire board, for egregious actions or failure to replace management as appropriate.



CLASSIFICATION/DECLASSIFICATION OF THE BOARD



Vote AGAINST proposals to classify the board. Vote FOR proposals to repeal classified boards, and to elect all directors annually.



INDEPENDENT CHAIR (SEPARATE CHAIR/CEO)



Generally vote FOR shareholder proposals requiring an independent director fill the position of chair, unless there are compelling reasons to recommend against the proposal, such as a counterbalancing governance structure. This should include all of the following:



     - Has a designated lead director, elected by and from the independent board members with clearly delineated and comprehensive duties. (The role may alternatively reside with a presiding director, vice chairman, or rotating lead director; however the director must serve a minimum of one year in order to qualify as a lead director.) At a minimum these should include:



          - Presiding at all meetings of the board at which the chairman is not present, including executive sessions of the independent directors,



          - Serving as liaison between the chairman and the independent directors,



          -    Approving information sent to the board,



          -    Approving meeting agendas for the board,



          - Approves meetings schedules to assure that there is sufficient time for discussion of all agenda items,



          - Having the authority to call meetings of the independent directors,



          - If requested by major shareholders, ensuring that he is available for consultation and direct communication;



     -    Two-thirds independent board;



     -    All-independent key committees;



     -    Established governance guidelines;



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     -    The company does not under-perform its peers*.



* Starting in 2007, the industry peer group used for this evaluation will change from the 4-digit GICS group to the average of the 12 companies in the same 6-digit GICS group that are closest in revenue to the company, and identified on the executive compensation page of proxy analyses. To fail, the company must under-perform its index and industry group on all 4 measures (1 and 3 year performance, industry peers, and index).



MAJORITY VOTE SHAREHOLDER PROPOSALS



Generally vote FOR precatory and binding resolutions requesting that the board change the company's bylaws to stipulate that directors need to be elected with an affirmative majority of votes cast, provided it does not conflict with the state law where the company is incorporated. Binding resolutions need to allow for a carve-out for a plurality vote standard when there are more nominees than board seats. Companies are strongly encouraged to also adopt a post-election policy (also know as a director resignation policy) that will provide guidelines so that the company will promptly address the situation of a holdover director.



3. PROXY CONTESTS



VOTING FOR DIRECTOR NOMINEES IN CONTESTED ELECTIONS



Vote CASE-BY-CASE on the election of directors in contested elections, considering the following factors:



     - Long-term financial performance of the target company relative to its industry;



     -    Management's track record;



     -    Background to the proxy contest;



     -    Qualifications of director nominees (both slates);



     - Strategic plan of dissident slate and quality of critique against management;



     - Likelihood that the proposed goals and objectives can be achieved (both slates);



     -    Stock ownership positions.



REIMBURSING PROXY SOLICITATION EXPENSES



Vote CASE-BY-CASE on proposals to reimburse proxy solicitation expenses. When voting in conjunction with support of a dissident slate, vote FOR the reimbursement of all appropriate proxy solicitation expenses associated with the election.



4. TAKEOVER DEFENSES



POISON PILLS



Vote FOR shareholder proposals requesting that the company submit its poison pill to a shareholder vote or redeem it UNLESS the company has: (1) A shareholder approved poison pill in place; or (2) The company has adopted a policy concerning the adoption of a pill in the future specifying that the board will only adopt a shareholder rights plan if either:



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     -    Shareholders have approved the adoption of the plan; or



     - The board, in its exercise of its fiduciary responsibilities, determines that it is in the best interest of shareholders under the circumstances to adopt a pill without the delay in adoption that would result from seeking stockholder approval (i.e. the "fiduciary out" provision). A poison pill adopted under this fiduciary out will be put to a shareholder ratification vote within twelve months of adoption or expire. If the pill is not approved by a majority of the votes cast on this issue, the plan will immediately terminate.



Vote FOR shareholder proposals calling for poison pills to be put to a vote within a time period of less than one year after adoption. If the company has no non-shareholder approved poison pill in place and has adopted a policy with the provisions outlined above, vote AGAINST the proposal. If these conditions are not met, vote FOR the proposal, but with the caveat that a vote within twelve months would be considered sufficient.



Vote CASE-by-CASE on management proposals on poison pill ratification, focusing on the features of the shareholder rights plan. Rights plans should contain the following attributes:



     -    No lower than a 20% trigger, flip-in or flip-over;



     -    A term of no more than three years;



     - No dead-hand, slow-hand, no-hand or similar feature that limits the ability of a future board to redeem the pill;



     - Shareholder redemption feature (qualifying offer clause); if the board refuses to redeem the pill 90 days after a qualifying offer is announced, ten percent of the shares may call a special meeting or seek a written consent to vote on rescinding the pill.



SUPERMAJORITY VOTE REQUIREMENTS



Vote AGAINST proposals to require a supermajority shareholder vote.



Vote FOR proposals to lower supermajority vote requirements.



5. MERGERS AND CORPORATE RESTRUCTURINGS



For mergers and acquisitions, review and evaluate the merits and drawbacks of the proposed transaction, balancing various and sometimes countervailing factors including:



     - Valuation - Is the value to be received by the target shareholders (or paid by the acquirer) reasonable? While the fairness opinion may provide an initial starting point for assessing valuation reasonableness, emphasis is placed on the offer premium, market reaction and strategic rationale.



     - Market reaction - How has the market responded to the proposed deal? A negative market reaction should cause closer scrutiny of a deal.



     - Strategic rationale - Does the deal make sense strategically? From where is the value derived? Cost and revenue synergies should not be overly aggressive or optimistic, but reasonably achievable. Management should also have a favorable track record of successful integration of historical acquisitions.



     - Negotiations and process - Were the terms of the transaction negotiated at arm's-length? Was the process fair and equitable? A fair process helps to ensure the best price for shareholders. Significant negotiation "wins" can also signify the deal makers'



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


          competency. The comprehensiveness of the sales process (e.g., full auction, partial auction, no auction) can also affect shareholder value.



     - Conflicts of interest - Are insiders benefiting from the transaction disproportionately and inappropriately as compared to non-insider shareholders? As the result of potential conflicts, the directors and officers of the company may be more likely to vote to approve a merger than if they did not hold these interests. Consider whether these interests may have influenced these directors and officers to support or recommend the merger. The CIC figure presented in the "RMG Transaction Summary" section of this report is an aggregate figure that can in certain cases be a misleading indicator of the true value transfer from shareholders to insiders. Where such figure appears to be excessive, analyze the underlying assumptions to determine whether a potential conflict exists.



     - Governance - Will the combined company have a better or worse governance profile than the current governance profiles of the respective parties to the transaction? If the governance profile is to change for the worse, the burden is on the company to prove that other issues (such as valuation) outweigh any deterioration in governance.



6. STATE OF INCORPORATION



REINCORPORATION PROPOSALS



Vote CASE-BY-CASE on proposals to change a company's state of incorporation, taking into consideration both financial and corporate governance concerns, including the reasons for reincorporating, a comparison of the governance provisions, comparative economic benefits, and a comparison of the jurisdictional laws. Vote FOR re-incorporation when the economic factors outweigh any neutral or negative governance changes.



7. CAPITAL STRUCTURE



COMMON STOCK AUTHORIZATION



Vote CASE-BY-CASE on proposals to increase the number of shares of common stock authorized for issuance using a model developed by RMG. Vote FOR proposals to approve increases beyond the allowable increase when a company's shares are in danger of being de-listed or if a company's ability to continue to operate as a going concern is uncertain.



In addition, for capital requests that are less than or equal to 300 percent of the current authorized shares and marginally fail the calculated allowable cap (i.e., exceed the allowable cap by no more than 5 percent) vote on a CASE-BY-CASE basis. In this situation, vote FOR the increase based on the company's performance, and whether the company's ongoing use of shares has shown prudence.



ISSUE STOCK FOR USE WITH RIGHTS PLAN



Vote AGAINST proposals that increase authorized common stock for the explicit purpose of implementing a non-shareholder approved shareholder rights plan (poison pill).



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PREFERRED STOCK



Vote AGAINST proposals authorizing the creation of new classes of preferred stock with unspecified voting, conversion, dividend distribution, and other rights ("blank check" preferred stock). Vote FOR proposals to create "de-clawed" blank check preferred stock (stock that cannot be used as a takeover defense). Vote FOR proposals to authorize preferred stock in cases where the company specifies the voting, dividend, conversion, and other rights of such stock and the terms of the preferred stock appear reasonable. Vote AGAINST proposals to increase the number of blank check preferred stock authorized for issuance when no shares have been issued or reserved for a specific purpose. Vote CASE-BY-CASE on proposals to increase the number of blank check preferred shares after analyzing the number of preferred shares available for issue given a company's industry and performance in terms of shareholder returns.



8. EXECUTIVE AND DIRECTOR COMPENSATION



POOR PAY PRACTICES



WITHHOLD from compensation committee members, CEO, and potentially the entire board, if the company has poor compensation practices, such as:



     - Egregious employment contracts (e.g., those containing multi-year guarantees for bonuses and grants);



     - Excessive perks that dominate compensation (e.g., tax gross-ups for personal use of corporate aircraft);



     - Huge bonus payouts without justifiable performance linkage or proper disclosure;



     - Performance metrics that are changed (e.g., canceled or replaced during the performance period without adequate explanation of the action and the link to performance);



     - Egregious pension/SERP (supplemental executive retirement plan) payouts (e.g., the inclusion of additional years of service not worked or inclusion of performance-based equity awards in the pension calculation);



     - New CEO awarded an overly generous new hire package (e.g., including excessive "make whole" provisions or any of the poor pay practices listed in this policy);



     - Excessive severance provisions (e.g., including excessive change in control payments);



     - Change in control payouts without loss of job or substantial diminution of job duties;



     -    Internal pay disparity;



     -    Options backdating (covered in a separate policy); and



EQUITY COMPENSATION PLANS



Vote CASE-BY-CASE on equity-based compensation plans. Vote AGAINST the equity plan if any of the following factors apply:



     -    The total cost of the company's equity plans is unreasonable;



     - The plan expressly permits the repricing of stock options without prior shareholder approval;



     -    There is a disconnect between CEO pay and the company's performance;



     - The company's three year burn rate exceeds the greater of 2% and the mean plus 1 standard deviation of its industry group; or



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     -    The plan is a vehicle for poor pay practices.



DIRECTOR COMPENSATION



Vote CASE-BY-CASE on compensation plans for non-employee directors, based on the cost of the plans against the company's allowable cap.



On occasion, director stock plans that set aside a relatively small number of shares when combined with employee or executive stock compensation plans exceed the allowable cap. Vote for the plan if ALL of the following qualitative factors in the board's compensation are met and disclosed in the proxy statement:



     - Director stock ownership guidelines with a minimum of three times the annual cash retainer.



     -    Vesting schedule or mandatory holding/deferral period:



          - A minimum vesting of three years for stock options or restricted stock; or



          - Deferred stock payable at the end of a three-year deferral period.



     -    Mix between cash and equity:



          - A balanced mix of cash and equity, for example 40% cash/60% equity or 50% cash/50% equity; or



          - If the mix is heavier on the equity component, the vesting schedule or deferral period should be more stringent, with the lesser of five years or the term of directorship.



     - No retirement/benefits and perquisites provided to non-employee directors; and



     - Detailed disclosure provided on cash and equity compensation delivered to each non-employee director for the most recent fiscal year in a table. The column headers for the table may include the following: name of each non-employee director, annual retainer, board meeting fees, committee retainer, committee-meeting fees, and equity grants.



EMPLOYEE STOCK PURCHASE PLANS--QUALIFIED PLANS



Vote CASE-BY-CASE on qualified employee stock purchase plans. Vote FOR employee stock purchase plans where all of the following apply:



     -    Purchase price is at least 85% of fair market value;



     -    Offering period is 27 months or less; and



     - The number of shares allocated to the plan is ten percent or less of the outstanding shares.



EMPLOYEE STOCK PURCHASE PLANS--NON-QUALIFIED PLANS



Vote CASE-by-CASE on nonqualified employee stock purchase plans. Vote FOR nonqualified employee stock purchase plans with all the following features:



     - Broad-based participation (i.e., all employees of the company with the exclusion of individuals with 5% or more of beneficial ownership of the company);



     - Limits on employee contribution, which may be a fixed dollar amount or expressed as a percent of base salary;



     - Company matching contribution up to 25% of employee's contribution, which is effectively a discount of 20% from market value;



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     -    No discount on the stock price on the date of purchase, since there is a company matching contribution.



OPTIONS BACKDATING



In cases where a company has practiced options backdating, WITHHOLD on a CASE-BY-CASE basis from the members of the compensation committee, depending on the severity of the practices and the subsequent corrective actions on the part of the board. WITHHOLD from the compensation committee members who oversaw the questionable options grant practices or from current compensation committee members who fail to respond to the issue proactively, depending on several factors, including, but not limited to:



     - Reason and motive for the options backdating issue, such as inadvertent vs. deliberate grant date changes;



     -    Length of time of options backdating;



     -    Size of restatement due to options backdating;



     - Corrective actions taken by the board or compensation committee, such as canceling or repricing backdated options, or recouping option gains on backdated grants;



     - Adoption of a grant policy that prohibits backdating, and creation of a fixed grant schedule or window period for equity grants going forward.



SEVERANCE AGREEMENTS FOR EXECUTIVES/GOLDEN PARACHUTES



Vote FOR shareholder proposals to require golden parachutes or executive severance agreements to be submitted for shareholder ratification, unless the proposal requires shareholder approval prior to entering into employment contracts. Vote on a CASE-BY-CASE basis on proposals to ratify or cancel golden parachutes. An acceptable parachute should include, but is not limited to, the following:



     -    The triggering mechanism should be beyond the control of management;



     - The amount should not exceed three times base amount (defined as the average annual taxable W-2 compensation) during the five years prior to the year in which the change of control occurs;



     - Change-in-control payments should be double-triggered, i.e., (1) after a change in control has taken place, and (2) termination of the executive as a result of the change in control. Change in control is defined as a change in the company ownership structure.



9. CORPORATE RESPONSIBILITY



ANIMAL RIGHTS



Generally vote AGAINST proposals to phase out the use of animals in product testing unless:



     - The company is conducting animal testing programs that are unnecessary or not required by regulation;



     - The company is conducting animal testing when suitable alternatives are accepted and used at peer firms;



     - The company has been the subject of recent, significant controversy related to its testing programs.



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DRUG PRICING AND RE-IMPORTATION



Generally vote AGAINST proposals requesting that companies implement specific price restraints on pharmaceutical products, unless the company fails to adhere to legislative guidelines or industry norms in its product pricing. Vote CASE-BY-CASE on proposals requesting that the company evaluate their product pricing considering:



     -    The existing level of disclosure on pricing policies;



     -    Deviation from established industry pricing norms;



     - The company's existing initiatives to provide its products to needy consumers;



     - Whether the proposal focuses on specific products or geographic regions.



Generally vote FOR proposals requesting that companies report on the financial and legal impact of their policies regarding prescription drug re-importation unless such information is already publicly disclosed. Generally vote AGAINST proposals requesting that companies adopt specific policies to encourage or constrain prescription drug re-importation.



GENETICALLY MODIFIED FOODS



Vote AGAINST proposals asking companies to voluntarily label genetically engineered (GE) ingredients in their products, or alternatively to provide interim labeling and eventually eliminate GE ingredients due to the costs and feasibility of labeling and/or phasing out the use of GE ingredients.



TOBACCO



Most tobacco-related proposals (such as on second-hand smoke, advertising to youth, and spin-offs of tobacco-related business) should be evaluated on a CASE-BY-CASE basis.



TOXIC CHEMICALS



Generally vote FOR resolutions requesting that a company discloses its policies related to toxic chemicals. Vote CASE-BY-CASE on resolutions requesting that companies evaluate and disclose the potential financial and legal risks associated with utilizing certain chemicals. Generally vote AGAINST resolutions requiring that a company reformulate its products within a certain timeframe, unless such actions are required by law in specific markets.



ARCTIC NATIONAL WILDLIFE REFUGE



Generally vote AGAINST request for reports outlining potential environmental damage from drilling in the Arctic National Wildlife Refuge (ANWR) unless:



     - New legislation is adopted allowing development and drilling in the ANWR region;



     -    The company intends to pursue operations in the ANWR; and



     - The company has not disclosed an environmental risk report for its ANWR operations.



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CONCENTRATED AREA FEEDING OPERATIONS (CAFOS)



Vote FOR resolutions requesting that companies report to shareholders on the risks and liabilities associated with CAFOs, unless:



     - The company has publicly disclosed guidelines for its corporate and contract farming operations, including compliance monitoring; or



     -    The company does not directly source from CAFOs.



GLOBAL WARMING AND KYOTO PROTOCOL COMPLIANCE



Generally vote FOR proposals requesting a report on greenhouse gas emissions from company operations and/or products unless this information is already publicly disclosed or such factors are not integral to the company's line of business. Generally vote AGAINST proposals that call for reduction in greenhouse gas emissions by specified amounts or within a restrictive time frame unless the company lags industry standards and has been the subject of recent, significant fines or litigation resulting from greenhouse gas emissions.



Generally vote FOR resolutions requesting that companies outline their preparations to comply with standards established by Kyoto Protocol signatory markets unless:



     -    The company does not maintain operations in Kyoto signatory markets;



     - The company already evaluates and substantially discloses such information; or,



     - Greenhouse gas emissions do not significantly impact the company's core businesses.



POLITICAL CONTRIBUTIONS



Vote CASE-BY-CASE on proposals to improve the disclosure of a company's political contributions considering: recent significant controversy or litigation related to the company's political contributions or governmental affairs; and the public availability of a policy on political contributions. Vote AGAINST proposals barring the company from making political contributions.



LINK EXECUTIVE COMPENSATION TO SOCIAL PERFORMANCE



Vote CASE-BY-CASE on proposals to review ways of linking executive compensation to social factors, such as corporate downsizings, customer or employee satisfaction, community involvement, human rights, environmental performance, predatory lending, and executive/employee pay disparities.



OUTSOURCING/OFF-SHORING



Vote CASE-BY-CASE on proposals calling for companies to report on the risks associated with outsourcing, considering: the risks associated with certain international markets; the utility of such a report to shareholders; the existence of a publicly available code of corporate conduct that applies to international operations.



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COUNTRY-SPECIFIC HUMAN RIGHTS REPORTS



Vote CASE-BY-CASE on requests for reports detailing the company's operations in a particular country and on proposals to implement certain human rights standards at company facilities or those of its suppliers and to commit to outside, independent monitoring.



10. MUTUAL FUND PROXIES



ELECTION OF DIRECTORS



Vote CASE-BY-CASE on the election of directors and trustees, following the same guidelines for uncontested directors for public company shareholder meetings. However, mutual fund boards do not usually have compensation committees, so do not withhold for the lack of this committee.



CONVERTING CLOSED-END FUND TO OPEN-END FUND



Vote CASE-BY-CASE on conversion proposals, considering the following factors:



     -    Past performance as a closed-end fund;



     -    Market in which the fund invests;



     -    Measures taken by the board to address the discount; and



     - Past shareholder activism, board activity, and votes on related proposals.



ESTABLISH DIRECTOR OWNERSHIP REQUIREMENT



Generally vote AGAINST shareholder proposals that mandate a specific minimum amount of stock that directors must own in order to qualify as a director or to remain on the board.



REIMBURSE SHAREHOLDER FOR EXPENSES INCURRED



Vote CASE-BY-CASE on shareholder proposals to reimburse proxy solicitation expenses. When supporting the dissidents, vote FOR the reimbursement of the proxy solicitation expenses.


















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                                     PART C

ITEM 23. EXHIBITS


(a)(1)   Amended and Restated Certificate of Trust dated October 14, 2005.
         (Incorporated by reference to Exhibit (a)(1) to the registration statement on Form N-1A, filed October 17, 2005 (File No. 811-21824)).

(a)(2)   Agreement and Declaration of Trust dated October 17, 2005.
         (Incorporated by reference to Exhibit (a)(2) to the registration statement on Form N-1A, filed October 17, 2005 (File No. 811-21824)).

(b) By-Laws. (Incorporated by reference to Exhibit (b) to the registration statement on Form N-1A, filed April 25, 2007 (file No. 811-21824)).

(c)      None.

(d)      Investment Advisory Agreement between Mount Vernon Securities Lending
         Trust and FAF Advisors, Inc. dated September 21, 2005. (Incorporated by reference to Exhibit (d) to the registration statement on Form N-1A, filed October 17, 2005 (File No. 811-21824)).

(e)      Not Applicable.

(f)      None.

(g)      Custodian Agreement between Mount Vernon Securities Lending Trust and
         U.S. Bank National Association dated September 21, 2005. (Incorporated by reference to Exhibit (g) to the registration statement on Form N-1A, filed October 17, 2005 (File No. 811-21824)).

(h)(1) Administration Agreement between Mount Vernon Securities Lending Trust and FAF Advisors, Inc. dated September 21, 2005. (Incorporated by reference to Exhibit (h) to the registration statement on Form N-1A, filed October 17, 2005 (File No. 811-21824)).

(h)(2)   Sub-Administration Agreement between FAF Advisors, Inc. and U.S.
         Bancorp Fund Services, LLC dated June 1, 2007.*

(i)      Not Applicable.

(j)      Not Applicable.

(k)      Not Applicable.

(l)      None.



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

(m)      None.

(n)      None.

(o)      Reserved.

(p)(1)   First American Funds Code of Ethics adopted under Rule 17j-1 of the
         Investment Company Act of 1940 and Section 406 of the Sarbanes-Oxley
         Act.*

(p)(2)   FAF Advisors, Inc. Code of Ethics adopted under Rule 17j-1 of the
         Investment Company Act of 1940.*




ITEM 24. PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH REGISTRANT

     The Registrant is not directly or indirectly controlled by or under common control with any person other than the Trustees and the investment companies for which the Trustees collectively serve as Directors. It does not have any subsidiaries.

ITEM 25. INDEMNIFICATION

     Except as set forth in Section 5.2 of the Declaration of Trust, the Trust shall indemnify any person described in Section 5.2 of the Certificate of Trust ("indemnitee"), for covered expenses (expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by an indemnitee in connection with a covered proceeding) in any covered proceeding (any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, to which an indemnitee is or was a party or is threatened to be made a party), whether or not there is an adjudication of liability as to such indemnitee, if a determination has been made that the indemnitee was not liable by reason of disabling conduct, as described in
Section 5.2 of the Certificate of Trust, by (i) a final decision of the court or other body before which the covered proceeding was brought; or (ii) in the absence of such decision, a reasonable determination, based on a review of the facts, by either (a) the vote of a majority of a quorum of Trustees who are neither "interested persons", as defined in the 1940 Act nor parties to the covered proceeding or (b) an independent legal counsel in a written opinion; provided that such Trustees or counsel, in reaching such determination, may need not presume the absence of disabling conduct on the part of the indemnitee by reason of the manner in which the covered proceeding was terminated.

     Covered expenses incurred by an indemnitee in connection with a covered proceeding shall be advanced by the Trust to an indemnitee prior to the final disposition of a covered proceeding upon the request of the indemnitee for such advance and the undertaking by or on behalf of the indemnitee to repay the advance unless it is ultimately determined that the indemnitee is entitled to indemnification thereunder but only if one or more of the following is


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

the case: (i) the indemnitee shall provide a security for such undertaking; (ii) the Trust shall be insured against losses arising out of any lawful advances; or
(iii) there shall have been a determination, based on a review of the readily available facts (as opposed to a fully trial-type inquiry) that there is a reason to believe that the indemnitee ultimately will be found entitled to indemnification by either independent legal counsel in a written opinion or by the vote of a majority of a quorum of trustee who are neither "interested persons" as defined in the 1940 Act nor parties to the covered proceeding.

     Nothing contained in the Declaration of Trust shall be deemed to affect the right of the Trust and/or any indemnitee to acquire and pay for any insurance covering any or all indemnitees to the extent permitted by the 1940 Act or to affect any other indemnification rights to which any indemnitee may be entitled to the extent permitted by the 1940 Act.

ITEM 26. BUSINESS AND OTHER CONNECTIONS OF INVESTMENT ADVISOR

     See "Management of the Trust" in Part B. Information as to the Trustees and officers of the Advisor is included in its Form ADV filed with the SEC and is incorporated herein by reference thereto.

ITEM 27. PRINCIPAL UNDERWRITERS

     Not Applicable.

ITEM 28. LOCATION OF ACCOUNTS AND RECORDS

     All accounts, books, records and documents of the Registrant required pursuant to Section 31(a) of the 1940 Act and the rules promulgated thereunder are located in whole or in part, as the offices of the Registrant and the following locations:

     FAF Advisors, Inc. (Investment Advisor, Administrator, and Transfer Agent) 800 Nicollet Mall, Minneapolis, Minnesota 55402

     U.S. Bank National Association (Custodian) 60 Livingston Avenue, St. Paul, Minnesota 55101

ITEM 29. MANAGEMENT SERVICES

     None.

ITEM 30. UNDERTAKINGS

     Not Applicable.





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

                                   SIGNATURES


     Pursuant to the requirements of the Investment Company Act of 1940, the Registrant, Mount Vernon Securities Lending Trust, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of Minneapolis and State of Minnesota on the 17th day of January 2008.


                                        MOUNT VERNON SECURITIES LENDING TRUST


                                        By: /s/ Thomas S. Schreier, Jr.
                                            ------------------------------------
                                            Thomas S. Schreier, Jr.
                                            President


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

                                Index to Exhibits

Exhibit Number   Name of Exhibit
--------------   ---------------
    (h)(2)       Sub-Administration Agreement
    (p)(1)       Code of Ethics - First American Funds
    (p)(2)       Code of Ethics - FAF Advisors, Inc.


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